As filed with the Securities and Exchange Commission on April 17, 2012.

SEC File No. 333-164504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	3612	27-1347616
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
400 Kelby Street, 9th Floor Fort Lee, New Jersey 07024 (212) 867-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nathan J. Mazurek Chief Executive Officer Pioneer Power Solutions, Inc. 400 Kelby Street, 9th Floor Fort Lee, New Jersey 07024 (212) 867-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300 Fax (212) 884-8234
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-164504), as amended (the “Registration Statement”), of Pioneer Power Solutions, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012, and (ii) make certain other updating revisions to the information contained in the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2012

PRELIMINARY PROSPECTUS

1,400,000 Shares

Pioneer Power Solutions, Inc.

Common Stock
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This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 1,400,000 shares of our common stock, which includes:

•	1,000,000 shares of common stock issued in a private placement;

•	200,000 shares of common stock initially issuable upon the exercise of an outstanding warrant to purchase shares of common stock at an exercise price of $10.00 per share; and

•	200,000 shares of common stock initially issuable upon the exercise of an outstanding warrant to purchase shares of common stock at an exercise price of $16.25 per share.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive the exercise price of the warrants if the warrants are exercised for cash. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “PPSI.OB”. On April 16, 2012, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $3.50 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2012

i

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

Industry and Market Data

In this prospectus, we rely on and refer to information and statistics regarding our industry.  We obtained this statistical, market and other industry data and forecasts from publicly available information.  While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

 PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus.  Because it is a summary, it does not contain all of the information that you should consider in making your investment decision.  Before investing in our common stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

When used herein, unless the context requires otherwise, references to the “Company,” “Pioneer,” “we,” “our” and “us” refer to Pioneer Power Solutions, Inc., a publicly traded company, and its subsidiaries, including Pioneer Transformers Ltd., Jefferson Electric, Inc., Bemag Transformer Inc. and Pioneer Wind Energy Systems Inc.

The Company

We are a manufacturer of specialty electrical equipment and provide through our three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. We are headquartered in Fort Lee, New Jersey and presently operate from six other locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

Our largest customers, which include a number of recognized national and regional utilities and industrial companies, are primarily located in North America. In addition, we sell our products through hundreds of electrical distributors utilizing our network of 15 independently-operated stocking locations throughout the U.S. and Canada. We intend to grow our business, both through acquisitions and internal product development, by increasing the scope of highly-engineered solutions we offer our customers for their specialty electrical applications.

Our principal executive offices are located at 400 Kelby Street, 9th Floor, Fort Lee, New Jersey.  Our telephone number is (212) 867-0700.  Our website address is http://www.pioneerpowersolutions.com.  Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:
1,400,000 shares, consisting of 1,000,000 shares issued to investors in a private placement, 200,000 shares issuable upon the exercise of a warrant issued to Provident Pioneer Partners, L.P. in connection with a share exchange agreement and 200,000 shares issuable upon the exercise of a warrant sold to an investor.

Common stock outstanding prior to the offering:	5,907,255

Common stock outstanding after this offering:	6,307,255 (1)

Use of proceeds:
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

OTC Bulletin Board symbol:	PPSI.OB

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

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(1)
The number of outstanding shares of common stock after the offering is based upon 5,907,255 shares outstanding as of April 16, 2012 and assumes the full exercise of all warrants with respect to which the underlying shares are being registered pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

● 200,000 shares of common stock issuable upon the exercise of a five year warrant with an exercise price of $16.25 per share;
● 30,000 shares of common stock issuable upon the exercise of a five year warrant with an exercise price of $10.00 per share;
● an aggregate of 10,000 shares of common stock issuable upon the exercise of three four year warrants with an exercise price of $16.25 per share;
● 168,400 shares of common stock issuable upon the exercise of currently outstanding options with a weighted average exercise price of $11.85; and
● 531,600 shares of common stock available for future issuance under our 2011 Long-Term Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks and other information in this prospectus. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of the following events occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our common stock may decline, and you could lose all or part of your investment.

Risks Relating to Our Business

We may not be able to expand our business through strategic acquisitions, which could decrease our profitability.

A key element of our strategy is to pursue strategic acquisitions that either expand or complement our business in order to increase revenue and earnings. We may not be able to identify additional attractive acquisition candidates on terms favorable to us or in a timely manner. We may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to us, if at all. Moreover, we may not be able to integrate any acquired businesses into our business or to operate any acquired businesses profitably. Recently acquired businesses (such as Jefferson Electric, Inc. and Bemag Transformer Inc.) may operate at lower profit margins, which could negatively impact our results of operations. Each of these factors may contribute to our inability to grow our business through strategic acquisitions, which could ultimately result in increased costs without a corresponding increase in revenues, which would result in decreased profitability.

Any acquisitions that we complete could disrupt our business and harm our financial condition and operations.

In an effort to effectively compete in the specialty electrical equipment manufacturing and service businesses, where increasing competition and industry consolidation prevail, we will seek to acquire complementary businesses in the future. In the event of any future acquisitions, we could:

•
issue additional securities that would dilute our current stockholders’ percentage ownership or provide the purchasers of the additional securities with certain preferences over those of common stockholders, such as dividend or liquidation preferences;

•	incur debt and assume liabilities; and
•	incur large and immediate write-offs of intangible assets, accounts receivable or other assets.

These events could result in significant expenses and decreased revenue, which could adversely affect the market price of our common stock.

In addition, integrating product acquisitions and completing any future acquisitions could also cause significant diversions of management’s time and resources. Managing acquired businesses entails numerous operational and financial risks. These risks include difficulty in assimilating acquired operations, diversion of management’s attention, and the potential loss of key employees or customers of acquired operations.

Our industry is highly competitive.

The electrical transformer industry is highly competitive. Principal competitors in our markets include ABB Ltd., Carte International, Inc., Cooper Industries plc, General Electric Company, Hammond Power Solutions Inc., Howard Industries, Inc., Partner Technologies, Inc. and Schneider Electric. Many of these competitors, as well as other companies in the broader electrical equipment manufacturing and service industry where we expect to compete, are significantly larger and have substantially greater resources than we do and are able to achieve greater economies of scale and lower cost structures than us and may, therefore, be able to provide their products and services to customers at lower prices than we are able to. Moreover, we cannot be certain that our competitors will not develop the expertise, experience and resources to offer products that are superior in both price and quality to our products. Similarly, we cannot be certain that we will be able to market our business effectively in the face of competition or to maintain or enhance our competitive position within our industry, maintain our customer base at current levels or increase our customer base. Our inability to manage our business in light of the competitive forces we face could have a material adverse effect on our results of operations.

Because we currently derive a significant portion of our revenues from two customers, any decrease in orders from these customers could have an adverse effect on our business, financial condition and operating results.

We depend on Hydro-Quebec Utility Company for a large portion of our business, and any change in the level of orders from Hydro-Quebec Utility Company, has, in the past, had a significant impact on our results of operations. In particular, Hydro-Quebec Utility Company represented approximately 21% and 36% of our net sales in the years ended December 31, 2011 and 2010, respectively. In addition, Siemens Industry, Inc. accounted for 11% and 9% of our entire company’s sales in the years ended December 31, 2011 and 2010, respectively. If either of these customers was to significantly cancel, delay or reduce the amount of business it does with us, there could be a material adverse effect on our business, financial condition and operating results. Our long term supply agreements for the sale of our products to Hydro-Quebec Utility Company have an initial term expiring in April 2012, excluding two one-year extension options, the first of which was exercised by Hydro-Quebec Utility Company in March 2012 extending the term to April 2013. We therefore cannot assure you that Hydro-Quebec Utility Company will continue to purchase transformers from us in quantities consistent with the past or at all. In addition, our pricing agreement for the sale of products to Siemens Industry, Inc. does not obligate Siemens Industry, Inc. to purchase transformers from us in quantities consistent with the past or at all. If either of these customers were to become insolvent or otherwise unable to pay or were to delay payment for services, our business, financial condition and operating results could also be materially adversely affected.

Our Bemag Transformer Inc. subsidiary currently derives a significant portion of its revenues from three electrical distributor groups; any decrease in orders from these distributors could have an adverse effect on Bemag Transformer Inc.’s financial condition and operating results.

Bemag Transformer Inc. depends on three electrical distributor groups for a large portion of its business, and any change in the level of orders from these distributors, has, in the past, had a significant impact on Bemag Transformer Inc.’s results of operations. Collectively, purchases from these distributor groups represented nearly 50% of Bemag Transformer Inc.’s sales in 2011. We expect sales to these distributor groups to represent less than 10% of our consolidated sales in 2012. Our Bemag Transformer Inc. subsidiary has pricing and rebate agreements with these distributor groups that are negotiated annually and, if the pricing and rebate agreements are modified or not renewed in future periods or are less favorable than those offered by competitors, we cannot assure you that these distributor groups will continue to purchase transformers from us in quantities consistent with the past or at all. If any of these distributor groups was to influence our customers to cancel, significantly delay or reduce the amount of business they do with Bemag Transformer Inc., there could be a material adverse effect on our business, financial condition and operating results. Moreover, although Bemag Transformer Inc. has agreements for the sale of its products through these three distributor groups, these agreements do not obligate the groups to distribute transformers from Bemag Transformer Inc. in quantities consistent with the past or at all. If any of these distributor groups were to become insolvent, our business, financial condition and operating results could also be materially adversely affected.

We are vulnerable to economic downturns in the commercial construction market, which may reduce the demand for some of our products and adversely affect our sales, earnings, cash flow or financial condition.

Portions of our business, in particular those of Jefferson Electric, Inc. and Bemag Transformer Inc., involve sales of our products in connection with commercial real estate construction. Our sales to this sector are affected by the levels of discretionary business spending. During economic downturns in this sector, the levels of discretionary business spending may decrease. This decrease in spending will likely reduce the demand for some of our products and may adversely affect our sales, earnings, cash flow or financial condition.

The commercial and industrial building and maintenance sectors began to experience a significant decline in 2008. The downturn in these segments contributed to a decline in the demand for some of our products and adversely affected Jefferson Electric, Inc.’s sales and earnings in 2008 through 2010. We cannot predict the timing, duration or severity of another such downturn in these segments which may adversely impact sales, earnings and cash flow.

The departure or loss of key personnel could disrupt our business.

We depend heavily on the continued efforts of Nathan J. Mazurek, our principal executive officer, and on other senior officers who are responsible for the day-to-day management of our three operating subsidiaries. In addition, we rely on our current electrical and mechanical design engineers, along with trained coil winders, many of whom are important to our operations and would be difficult to replace. We cannot be certain that any of these individuals will continue in their respective capacities for any particular period of time. The departure or loss of key personnel, or the inability to hire and retain qualified employees, could negatively impact our ability to manage our business.

Our revenue may be adversely affected by fluctuations in currency exchange rates.

A majority of our revenue and a significant portion of our expenditures are derived or spent in Canadian dollars. However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar and the Canadian dollar will impact the amount of our revenues. For example, if the Canadian dollar appreciates relative to the U.S. dollar, the fluctuation will result in a positive impact on the revenues that we report. However, if the Canadian dollar depreciates relative to the U.S. dollar, there will be a negative impact on the revenues we report due to such fluctuation. It is possible that the impact of currency fluctuations will result in a decrease in reported sales even though we have experienced an increase in sales when reported in the Canadian dollar. Conversely, the impact of currency fluctuations may result in an increase in reported sales despite declining sales when reported in the Canadian dollar. The exchange rate from the U.S. dollar to the Canadian dollar has fluctuated substantially and may continue to do so in the future. Though we may choose to hedge our exposure to foreign currency exchange rate changes in the future, there is no guarantee such hedging, if undertaken, will be successful.

We may be unable to generate internal growth.

Our ability to generate internal growth will be affected by, among other factors, our ability to attract new customers, increases or decreases in the number or size of orders received from existing customers, hiring and retaining skilled employees and increasing volume utilizing our existing facilities. Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be implemented with positive results or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. If we do not achieve internal growth, our results of operations will suffer and we will likely not be able to expand our operations or grow our business.

Fluctuations in the price and supply of raw materials used to manufacture our products may reduce our profits.

Our raw material costs represented approximately 60% and 63% of our revenues for the years ended December 31, 2011 and 2010, respectively. The principal raw materials purchased by us are electrical core steel, copper wire, aluminum strip and insulating materials including transformer oil. We also purchase certain electrical components from a variety of suppliers including bushings, switches, fuses and protectors. These raw materials and components are available from, and supplied by, numerous sources at competitive prices, although there are more limited sources of supply for electrical core steel and transformer oil. Unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect our profitability. We cannot provide any assurances that we will not experience difficulties sourcing our raw materials in the future.

Our operating subsidiaries have, and are expected to continue to have, credit facilities with restrictive loan covenants that may impact our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

We rely on our Pioneer Transformers Ltd., Bemag Transformer Inc. and Jefferson Electric, Inc. subsidiaries for a significant portion of the cash flow to operate our business and execute our strategy. Our credit facilities with our lenders contain certain covenants that restrict each of these subsidiaries’ ability to, among other things:

•	effect an amalgamation, merger or consolidation with any legal entity;
•	wind up, liquidate or dissolve its affairs, in the case of Pioneer Transformers Ltd, and Bemag Transformer Inc.;
•	permit any new subsidiaries to exist, in the case of Jefferson Electric, Inc.;
•	change the nature of its core business;
•
in the case of Pioneer Transformers, Ltd. and Bemag Transformer Inc., alter its capital structure in a manner that would be materially adverse to our Canadian lender and undergo a change of control and limits our ability to make investments or advancements to affiliated or related companies without our Canadian lender’s prior written consent; or

•	in the case of Jefferson Electric, Inc., recapitalize its corporate structure, acquire any business, acquire stock of any corporation, or enter into any partnership or joint venture.

The majority of the liquidity derived from our credit facilities is based on availability determined by a borrowing base. Specifically, the availability of credit is dependent upon eligible receivables, inventory and certain liens. We may not be able to maintain adequate levels of eligible assets to support our required liquidity.

In addition, our credit facilities require us to meet certain financial ratios, including maintenance of a minimum fixed charge coverage ratio, a maximum funded debt to EBITDA ratio and a maximum total debt to capitalization ratio in the case of our Canadian domiciled subsidiaries, and a requirement to exceed minimum quarterly targets for tangible net worth, as defined, and maintain a minimum debt service coverage ratio in the case of Jefferson Electric, Inc. Our ability to meet these financial provisions may be affected by events beyond our control. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our credit facilities, our lenders could institute foreclosure proceedings against the assets securing borrowings under those facilities, which would harm our business, financial condition and results of operations.

We may not be able to fully realize the revenue value reported in our backlog.

We routinely have a backlog of work to be completed on contracts representing a significant portion of our annual sales. As of December 31, 2011, our order backlog was $24.8 million. Orders included in our backlog are represented by customer purchase orders and contracts that we believe to be firm. Backlog develops as a result of new business taken, which represents the revenue value of new customer orders received by us during a given period. Backlog consists of customer orders that either (1) have not yet been started or (2) are in progress and are not yet completed. In the latter case, the revenue value reported in backlog is the remaining value associated with work that has not yet been completed. From time to time, customer orders are canceled that appeared to have a high certainty of going forward at the time they were recorded as new business taken. In the event of a customer order cancellation, we may be reimbursed for certain costs but typically have no contractual right to the total revenue reflected in our backlog. In addition to us being unable to recover certain direct costs, canceled customer orders may also result in additional unrecoverable costs due to the resulting underutilization of our assets.

We are subject to pricing pressure from our larger customers.

We face significant pricing pressures in all of our business segments from our larger customers, including Hydro-Quebec Utility Company and Siemens Industry, Inc. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. Such customers also use their buying power to negotiate lower prices. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those price reductions may have an adverse impact on our financial results.

Deterioration in the credit quality of several major customers could have a material adverse effect on our operating results and financial condition.

A significant asset included in our working capital is accounts receivable from customers. If customers responsible for a significant amount of accounts receivable become insolvent or otherwise unable to pay for products and services, or become unwilling or unable to make payments in a timely manner, our operating results and financial condition could be adversely affected. A significant deterioration in the economy could have an adverse effect on the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. Deterioration in the credit quality of Hydro-Quebec Utility Cmpany, Siemens Industry, Inc. or of any other major customers could have a material adverse effect on our operating results and financial condition.

Our operating results may vary significantly from quarter to quarter.

Our quarterly results may be materially and adversely affected by:

•	the timing and volume of work under new agreements;
•	the spending patterns of customers;
•	customer orders received;
•	a change in the mix of our customers, contracts and business;
•	increases in design and manufacturing costs;
•	the length of our sales cycles;
•	the rates at which customers renew their contracts with us;
•	changes in pricing by us or our competitors, or the need to provide discounts to win business;

•	a change in the demand or production of our products caused by severe weather conditions;
•	our ability to control costs, including operating expenses;
•	losses experienced in our operations not otherwise covered by insurance;
•	the ability and willingness of customers to pay amounts owed to us;
•	the timing of significant investments in the growth of our business, as the revenue and profit we hope to generate from those expenses may lag behind the timing of expenditures;
•	costs related to the acquisition and integration of companies or assets;
•	general economic trends, including changes in equipment spending or national or geopolitical events such as economic crises, wars or incidents of terrorism; and
•	future accounting pronouncements and changes in accounting policies.

Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for an entire year.

We rely on third parties for key elements of our business whose operations are outside our control.

We rely on arrangements with third party shippers and carriers such as independent shipping companies for timely delivery of our products to our customers. As a result, we may be subject to carrier disruptions and increased costs due to factors that are beyond our control, including labor strikes, inclement weather, natural disasters and rapidly increasing fuel costs. If the services of any of these third parties become unsatisfactory, we may experience delays in meeting our customers’ product demands and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and could cause us to lose customers.

We also utilize third party distributors and manufacturers’ representatives to sell, install and service certain of our products. While we are selective in whom we choose to represent us, it is difficult for us to ensure that our distributors and manufacturers’ representatives consistently act in accordance with the standards we set for them. To the extent any of our end-customers have negative experiences with any of our distributors or manufacturers’ representatives, it could reflect poorly on us and damage our reputation, thereby negatively impacting our financial results.

We may face impairment charges if economic environments in which our business operates and key economic and business assumptions substantially change.

Assessment of the potential impairment of property, plant and equipment, goodwill and other identifiable intangible assets is an integral part of our normal ongoing review of operations. Testing for potential impairment of long-lived assets is dependent on numerous assumptions and reflects our best estimates at a particular point in time, which may vary from testing date to testing date. The economic environments in which our businesses operate and key economic and business assumptions with respect to projected product selling prices and materials costs, market growth and inflation rates, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on both the existence and magnitude of impairments, as well as the time at which such impairments are recognized. Future changes in the economic environment and the economic outlook for the assets being evaluated could also result in additional impairment charges. Any significant asset impairments would adversely impact our financial results.

Our business requires skilled labor, and we may be unable to attract and retain qualified employees.

Our ability to maintain our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We may experience shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. Labor shortages, increased labor costs or loss of our most skilled workers could impair our ability to maintain our business or grow our revenues, and may adversely impact our profitability.

Our business operations are dependent upon our ability to engage in successful collective bargaining with our unionized workforce.

Approximately 73% of our workforce is unionized. Our current collective bargaining agreements with our unionized workforces in Canada expire in May 2015, in the case of Pioneer Transformers Ltd., and in March 2013 in the case of Bemag Transformer Inc. We have a similar agreement with our unionized workforce in Reynosa, Mexico that has an indefinite term, subject to annual review and negotiation of key provisions. If we are unable to renew our agreements regarding the terms of these collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Strikes or labor disputes with our employees may adversely affect our ability to conduct our business.

Our risk management activities may leave us exposed to unidentified or unanticipated risks.

Although we maintain insurance policies with respect to our related exposures, these policies contain deductibles and limits of coverage. We estimate our liabilities for known claims and unpaid claims and expenses based on information available as well as projections for claims incurred but not reported. However, insurance liabilities are difficult to estimate due to various factors and we may be unable to effectively anticipate or measure potential risks to our company. If we suffer unexpected or uncovered losses, any of our insurance policies or programs are terminated for any reason or are not effective in mitigating our risks, we may incur losses that are not covered by our insurance policies or that exceed our accruals or that exceed our coverage limits and could adversely impact our consolidated results of operations, cash flows and financial position.

Regulatory, environmental, monetary and other governmental policies could have a material adverse effect on our profitability.

We are subject to international, federal, provincial, state and local laws and regulations governing environmental matters, including emissions to air, discharge to waters and the generation and handling of waste. We are also subject to laws relating to occupational health and safety. The operation of manufacturing plants involves a high level of susceptibility in these areas, and there is no assurance that we will not incur material environmental or occupational health and safety liabilities in the future. Moreover, expectations of remediation expenses could be affected by, and potentially significant expenditures could be required to comply with, environmental regulations and health and safety laws that may be adopted or imposed in the future. Future remediation technology advances could adversely impact expectations of remediation expenses.

Future litigation could impact our financial results and condition.

Our business, results of operations and financial condition could be affected by significant future litigation or claims adverse to us. Types of potential litigation cases include product liability, contract, employment-related, labor relations, personal injury or property damage, intellectual property, stockholder claims and claims arising from any injury or damage to persons, property or the environment from hazardous substances used, generated or disposed of in the conduct of our business.

International expansion is one of our growth strategies, and international operations beyond our current markets will expose us to additional risks that we do not face in our current markets, which could have an adverse effect on our operating results.

We generate a significant portion of our revenue from operations in Canada and currently derive limited revenue from outside of North America. However, international expansion is one of our growth strategies, including into Western Europe and to Asia, and we expect our revenue and operations outside of North America will expand in the future. These operations will be subject to a variety of risks that we do not face in the U.S., and that we may face only to a limited degree in Canada, including:

•	building and managing highly experienced foreign workforces and overseeing and ensuring the performance of foreign subcontractors;
•	increased travel, infrastructure and legal and compliance costs associated with multiple international locations;
•	additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;
•	imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in the U.S.;
•	increased exposure to foreign currency exchange rate risk;

•	longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;
•	difficulties in repatriating overseas earnings;
•	general economic conditions in the countries in which we operate; and
•	political unrest, war, incidents of terrorism, or responses to such events.

Our ability to expand into international markets will depend, in part, on our ability to navigate differing legal, regulatory, economic, social and political conditions. We may be unable to develop and implement policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks could cause us to fail to reap our investments in developing these markets and could harm our international operations, reduce our international sales and increase our costs, thus adversely affecting our international and overall business, financial condition and operating results.

Market disruptions caused by domestic or international financial crises could affect our ability to meet our liquidity needs at reasonable cost and our ability to meet long-term commitments, which could adversely affect our financial condition and results of operations.

We rely on credit facilities with our lenders, amongst other avenues, to satisfy our liquidity needs. Disruptions in the domestic or international credit markets or deterioration of the banking industry’s financial condition (such as occurred beginning in 2008), may discourage or prevent our lenders and other lenders from meeting their existing lending commitments, extending the terms of such commitments or agreeing to new commitments, such as for acquisitions or to refinance existing credit facilities. Market disruptions may also limit our ability to issue debt securities in the capital markets. We can provide no assurances that our lenders or any other lenders we may have will meet their existing commitments or that we will be able to access the credit markets in the future on terms acceptable to us or at all.

Longer term disruptions in the domestic or international capital and credit markets as a result of uncertainty, reduced financing alternatives or failures of significant financial institutions could adversely affect our access to the liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the market stabilizes or until alternative financing can be arranged. Such measures could include deferring capital expenditures and reducing other discretionary expenditures.

Market disruptions could cause a broad economic downturn that may lead to increased incidence of customers’ failure to pay for services delivered, which could adversely affect our financial condition, results of operations and cash flow.

Capital market disruptions could result in increased costs related to variable rate debt. As a result, continuation of market disruptions could increase our interest expense and adversely impact our results of operations. Disruption in the capital markets and its actual or perceived effects on particular businesses and the greater economy also adversely affects the value of the investments held within our pension plans. Significant declines in the value of the investments held within our pension plans may require us to increase contributions to those plans in order to meet future funding requirements if the actual asset returns do not recover these declines in value in the foreseeable future. These trends may also adversely impact our results of operations, net cash flows and financial positions, including our stockholders’ equity.

Risks Relating to Our Organization

Our certificate of incorporation authorizes our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Your ability to influence corporate decisions may be limited because Provident Pioneer Partners, L.P. owns a controlling percentage of our common stock.

Provident Pioneer Partners, L.P., which is controlled by Nathan J. Mazurek, chief executive officer, president and chairman of the board of directors, beneficially owns approximately 78% of our outstanding common stock. As a result of this stock ownership, Provident Pioneer Partners, L.P. and Mr. Mazurek can control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire. In addition, as the interests of Provident Pioneer Partners, L.P. and our minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with the best interests of our minority stockholders or the best interest of us as a whole.

We are subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with the fact that we became a public company through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf. Moreover, regulatory authorities such as the Securities and Exchange Commission and securities exchanges may subject us to heightened scrutiny because of the manner in which we became a public company, which could lead to increased compliance costs or delays in implementing transactions such as financings and acquisitions.

Risks Relating to Our Common Stock

There is, at present, only a limited market for our common stock and we cannot ensure investors that an active market for our common stock will ever develop or be sustained.

There is, at present, only a limited trading market for our common stock. The price at which our common stock may be sold is very unpredictable because there are very few trades in our common stock. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price. In addition, our common stock currently trades on the OTC Bulletin Board, which generally lacks the liquidity, research coverage and institutional investor following of a national stock exchange like the NYSE Amex Equities, the New York Stock Exchange or the Nasdaq Stock Market. While we intend to list our common stock on a national stock exchange once we satisfy the initial listing standards for such an exchange, we currently do not, and may not ever, satisfy such initial listing standards. Furthermore, in order for us to satisfy these initial listing standards, we may be required to effectuate a potentially dilutive offering or a reverse stock split. Should we nonetheless fail to satisfy the initial listing standards for a national stock exchange or should our common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Substantial sales of our common stock, or the perception that such sales are likely to occur, could cause the price of our common stock to decline.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. In addition to the possibility that actual sales of significant amounts of our common stock in the public market could harm our common stock price, the fact that our stockholders have the ability to make such sales could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

There has been very limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our stock price may be volatile, which could result in substantial losses for investors.

The market price of our common stock is highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;
•	additions or departures of key personnel, including Nathan J. Mazurek, our chairman, president and chief executive officer;
•	sales of our common stock, including management shares;
•	limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders and demand;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors;
•	our ability to manage the costs of maintaining adequate internal financial controls and procedures in connection with the acquisition of additional businesses; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

We do not expect to pay dividends in the future. As a result, any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have research coverage by securities and industry analysts and you should not invest in our common stock in anticipation that we will obtain such coverage. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.  Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved.  Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•	Our ability to expand our business through strategic acquisitions.

•	Our ability to integrate acquisitions and related businesses.

•
Many of our competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for us to attract and retain customers.

•
We depend on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of our business, and any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc., could have a significant impact on our results of operations.

•	The potential loss or departure of key personnel, including Nathan J. Mazurek, our chairman, president and chief executive officer.

•
A majority of our revenue and a significant portion of our expenditures are derived or spent in Canadian dollars. However, we report our financial condition and results of operations in U.S. dollars. As a result, fluctuations between the U.S. dollar and the Canadian dollar will impact the amount of our revenues.

•	Our ability to generate internal growth.

•	Market acceptance of existing and new products.

•	Operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk.

•
Restrictive loan covenants or our ability to repay or refinance debt under our credit facilities could limit our future financing options and liquidity position and may limit our ability to grow our business.

•	General economic conditions and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries.

•
The impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in our markets and our ability to access capital markets.

•	Unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect our profitability.

•	Our chairman controls a majority of our combined voting power, and may have, or may develop in the future, interests that may diverge from yours.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance. Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. The warrants have a cashless exercise option. If, however, a selling stockholder were to exercise its warrants for cash, the selling stockholder would pay us the exercise price of the warrants.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock was originally approved for quotation on the OTC Bulletin Board on February 2, 2009 and since January 7, 2010, our common stock has been quoted under the trading symbol PPSI.OB. Prior to January 7, 2010, our common stock did not trade regularly. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The quotes are adjusted to reflect the one-for-five reverse stock split that occurred on June 20, 2011.

Fiscal Year	Period	High	Low
2011	First Quarter Ended March 31	$17.00	$7.50
	Second Quarter Ended June 30	15.45	13.25
	Third Quarter Ended September 30	15.25	8.00
	Fourth Quarter Ended December 31	15.00	4.00

2010	First Quarter Ended March 31	$17.00	$7.50
	Second Quarter Ended June 30	15.45	13.25
	Third Quarter Ended September 30	15.25	10.00
	Fourth Quarter Ended December 31	15.00	13.25

The last reported sales price of our common stock on the OTC Bulletin Board on April 16, 2012, was $3.50 per share. As of April 16, 2012, there were 22 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. Subject to legal and contractual limits, our board of directors will make any decision as to whether to pay dividends in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.”  See “Cautionary Note Regarding Forward-Looking Statements.”

Overview and Recent Events

We are a manufacturer of specialty electrical equipment and provide, through our three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. We are headquartered in Fort Lee, New Jersey and presently operate from six other locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

On April 30, 2010, we completed the acquisition of Jefferson Electric, Inc., a Wisconsin-based manufacturer and supplier of dry-type transformers. Through transactions completed in June and August 2010 we acquired substantially all the assets and the capital stock of AAER Inc. to form Pioneer Wind Energy Systems Inc., a business which we are currently in the process of winding down or divesting. On July 1, 2011, we completed the acquisition of all the capital stock of Bemag Transformer Inc., a Quebec-based manufacturer of low and medium voltage dry-type transformers and custom magnetics. Also on such date, we acquired all the machinery and equipment assets of Vermont Transformer, Inc., the former U.S. affiliate of Bemag Transformer Inc.

Our board of directors authorized a one-for-five reverse stock split on June 1, 2011 which took effect on June 20, 2011. All share and related option and warrant information presented in the following discussion and analysis of our financial condition and results of operations and the accompanying consolidated financial statements has been retroactively adjusted to reflect the reduced number of shares outstanding which resulted from this action.

Foreign Currency Exchange Rates

Although we have elected to report our results in accordance with generally accepted accounting principles in the U.S. and in U.S. dollars, several of our operating subsidiaries are Canadian entities whose functional currencies are the Canadian dollar. As such, the financial position, results of operations, cash flows and equity of these subsidiaries are initially consolidated in Canadian dollars. The subsidiaries’ assets and liabilities are then translated from Canadian dollars to U.S. dollars by applying the foreign currency exchange rate in effect at the balance sheet date, while the results of its operations and cash flows are translated to U.S. dollars by applying the average foreign currency exchange rate in effect during the reporting period. The resulting translation adjustments are included in other comprehensive income or loss.

The financial position and operating results of our Canadian subsidiaries have been translated to U.S. dollars by applying the following exchange rates, expressed as the number of Canadian dollars to one U.S. dollar for each period reported:

	2011			2010
	Consolidated Balance Sheet	Consolidated Statements of Earnings and Comprehensive Income		Consolidated Balance Sheet	Consolidated Statements of Earnings and Comprehensive Income
Quarter Ended	End of Period	Period Average	Cumulative Average	End of Period	Period Average	Cumulative Average
March 31	$0.9696	$0.9860	$0.9860	$1.0158	$1.0409	$1.0409
June 30	$0.9645	$0.9676	$0.9768	$1.0646	$1.0276	$1.0343
September 30	$1.0482	$0.9802	$0.9780	$1.0290	$1.0391	$1.0359
December 31	$1.0170	$1.0231	$0.9891	$0.9946	$1.0128	$1.0301

Critical Accounting Policies

Use of Estimates.  The preparation of financial statements in accordance with generally accepted accounting principles in the U.S. requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include pension expense, inventory provisions, useful lives and impairment of long-lived assets, warranty accruals, income tax determination, stock-based compensation, allowance for doubtful accounts and estimates related to purchase price allocation. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition Policies.   Revenue is recognized when (1) persuasive evidence of an arrangement exists, (2) delivery occurs, (3) the sales price is fixed or determinable, (4) collectability is reasonably assured and (5) customer acceptance criteria, if any, have been successfully demonstrated. Revenue is recognized on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer upon delivery, provided that we maintain neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold. There are no further obligations on our part subsequent to revenue recognition, except when customers have the right of return or when we warrant the product. We record a provision for future returns, based on historical experience at the time of shipment of products to customers. We warrant some of our products against defects in design, materials and workmanship for periods ranging from one to three years depending on the model. We record a provision for estimated future warranty costs based on the historical relationship of warranty claims to sales at the time of shipment of products to customers. We periodically review the adequacy of our product warranties and adjust, if necessary, the warranty percentage and accrued warranty reserve for actual experience.

Changes in Accounting Principles

No significant changes in accounting principles were adopted during 2010 and 2011, except for the following:

Fair Value Measurements.   In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820)” (“ASU 2010-06”). ASU 2010-06 requires reporting entities to make more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, including information on purchases, sales, issuances, and settlements on a gross basis, and (4) the transfers between Levels 1, 2, and 3. ASU 2010-06 is effective for fiscal years beginning on or after December 15, 2009, except for the disclosure regarding Level 3 activity, which is effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 for Levels 1, 2 and 3 did not have a material impact on our consolidated financial statements.

Intangibles – Goodwill & Other.  In December 2010, the FASB issued ASU No. 2010-28, “Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 affects all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. ASU 2010-28 modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The adoption of ASU 2010-28 did not have a material impact on our consolidated financial statements.

Business Combinations.  In December 2010, the FASB issued ASU No. 2010-29, “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). The objective of ASU 2010-29 is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, it should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 affects any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2010. The adoption of ASU 2010-29 did not have a material impact on our consolidated financial statements.

Results of Operations

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Revenue. For the year ended December 31, 2011, our consolidated revenue increased by $21.6 million, or 45.6%, to $68.8 million, up from $47.2 million during the year ended December 31, 2010. Approximately $9.7 million of the revenue increase reflects year-over-year growth in our liquid-filled transformer segment (9.6%) and in our dry-type transformer segment (19.2%). On a combined basis, these respective increases correspond to a 14.3% overall organic growth rate in our revenue during the year ended December 31, 2011, as compared to 2010. The remaining $11.9 million increase in our revenue during 2011, as compared to 2010, resulted from acquisitions. During 2011 we had ten additional months of operations for the two dry-type transformer businesses we acquired.

Our liquid-filled transformer sales benefitted from strong industrial user demand in Canada, in particular from renewable energy customers, coupled with stability in the level of utility orders which represent the majority of the segment’s revenue. Our dry-type transformer segment experienced large year-over-year increases in every U.S. sales channel, led in percentage terms by the OEM channel where growth was split evenly between new and existing customers.

Gross Margin.  For the year ended December 31, 2011, our gross margin percentage decreased to 23.2% of revenues, compared to 24.6% during the year ended December 31, 2010.  This decrease was anticipated due to the acquisition-driven shift in our sales mix towards our dry-type transformer segment which represented approximately 46% of consolidated sales during 2011, as compared to only 28% in 2010. We generally expect this segment to achieve lower gross margins than our liquid-filled transformer segment because approximately 75% of our dry-type sales volume consists of general purpose units sold to a large number of electrical distributors and brand label customers in the more price-competitive distribution sales channel. By contrast, our liquid-filled transformer segment sources the majority of its sales on a direct-to-customer basis and its products tend to be more customized, thereby warranting a higher gross margin percentage.

Excluding the effect of segment mix during the year ended December 31, 2011, our liquid-filled transformer segment experienced a 0.7% gross margin decline due mainly to variations in product mix. In our dry-type segment, gross margin declined 1.6% driven by significantly higher sales of standardized units into the commercial construction market, coupled with lower manufacturing throughput caused by the implementation of our integration plan for Bemag Transformer Inc. On a consolidated basis, approximately 0.2% of the 1.4% consolidated gross margin decline was attributable to our liquid-filled transformer segment and 1.2% to our dry-type transformer segment.

Selling, General and Administrative Expense. For the year ended December 31, 2011, selling, general and administrative expense increased by approximately $3.4 million, or 45.0%, to $11.1 million, as compared to $7.6 million during the year ended December 31, 2010. The increase was due almost entirely to the fact that our selling, general and administrative expense for the year ended December 31, 2011 includes ten additional months of operations for the two dry-type transformer businesses we acquired, as compared to the year ended December 31, 2010. As a percentage of our consolidated revenue, selling, general and administrative expense decreased slightly to 16.1% in 2011, as compared to 16.2% in 2010.

Foreign Exchange (Gain) Loss.  For the year ended December 31, 2011, approximately two-thirds of our consolidated operating revenues were denominated in Canadian dollars, and a material percentage of our expenses were denominated and disbursed in U.S. dollars. We have not historically engaged in currency hedging activities. Fluctuations in foreign currency exchange rates between the time we initiate and then settle transactions with our customers and suppliers can have an impact on our operating results. For the year ended December 31, 2011, we recorded a loss of $0.2 million due to currency fluctuations, compared to a gain of approximately $0.1 million during the year ended December 31, 2010.

Interest and Bank Charges.  For the year ended December 31, 2011, our interest and bank charges were approximately $0.6 million, as compared to $0.2 million for the year ended December 31, 2010. The increase was due primarily to higher average borrowings as a result of our acquisition of Bemag Transformer Inc. which was funded entirely through our bank credit facilities.

Other Expense.  For the year ended December 31, 2011, our other non-operating expense of $0.8 million consisted of approximately $0.4 million of professional fees and restructuring costs related to our acquisition and integration of Bemag Transformer Inc., plus $0.5 million of expense related to our public offering of common stock that was withdrawn due to market conditions. For the year ended December 31, 2010, $0.4 million of other non-operating expense reflects transaction fees and other costs associated with closing the Jefferson Electric, Inc. acquisition during the second quarter.

Provision for Income Taxes.  Our provision reflects an effective tax rate on earnings from continuing operations of 23.8% in 2011, as compared to 9.2% in 2010.  The increase in our effective tax rate reflects a combination of factors, but was primarily due to the fact that in 2010 we reached a settlement with the Canadian tax authority resulting in a $1.2 million refund of taxes plus interest and penalties previously paid by us. In addition, during 2011 we did not have the benefit of U.S. net operating loss carryforwards throughout the year, most of which were utilized during 2010. Most of our taxable income is derived in Canada where we are subject to a lower overall corporate tax rate between the federal and provincial levels. Our blended Canadian corporate tax rate is approximately 30%, as compared to approximately a 39% blended rate in the U.S. at the state and federal levels.

Earnings from Continuing Operations.  We generated net earnings from continuing operations of $2.7 million for the year ended December 31, 2011, as compared to $3.2 million during the year ended December 31, 2010. In 2011, our earnings from continuing operations per basic and diluted share was $0.42, as compared to $0.55 during the year ended December 31, 2010. There was no significant difference in the number of common shares we had outstanding between 2011 and 2010.

Our earnings during 2011 declined due primarily to the $0.8 million of one-time, non-operating expense in our other expense and the $0.5 million increase in our interest expense during 2011 over 2010, which increases are described above. Excluding the effect of these two items, our reported earnings from continuing operations before income taxes grew by 15%, or $0.6 million, during the year ended December 31, 2011 as compared to the prior year. Our earnings from continuing operations in 2011 benefited from significantly higher revenues and gross profit, enabling us to achieve more leverage across our fixed operating expenses.

Backlog.  Our order backlog at December 31, 2011 was $24.8 million, up 41% from $17.6 million at December 31, 2010. Approximately half of the $7.2 million increase in our backlog was derived from orders received from utilities and industrial customers in Canada for our liquid-immersed transformers. These products, which account for approximately 80% of our total backlog, generally entail longer lead times and higher average selling prices than our dry-type transformers. The remaining growth in our backlog reflects a doubling of scheduled deliveries for dry-type transformers to our U.S. customers since December 31, 2010, plus the inclusion of backlog from Bemag Transformer Inc. which we acquired in July 2011.

Our backlog is based on orders expected to be delivered in the future, most of which is expected to occur during 2012. New orders placed during the year ended December 31, 2011 totaled $78.4 million, an increase of approximately 70% compared to new orders of $46.2 million that were placed during the year ended December 31, 2010. The large percentage increase in orders on a year-over-year basis was due to a 24% increase in orders for liquid-filled transformers, coupled with increased demand for our dry-type models and the fact that the 2011 period includes ten additional months of operations for the two dry-type transformer businesses we acquired.

Discontinued Operations

As a result of our plan to divest Pioneer Wind Energy Systems Inc., the assets and liabilities of the business are considered held for sale at December 31, 2011 and therefore its financial results are reported as discontinued operations in the consolidated financial statements. See “Item 8. Financial Statements and Supplementary Data –  Note 6 “Discontinued Operations” for further information. The following table summarizes the results of discontinued operations (in thousands):

	Year Ended December 31,
	2011	2010
Net sales	$-	$-
Loss from operations of discontinued business (1)	(2,531)	(288)
Income tax expense	-	-
Loss from discontinued operations, net of tax	$(2,531)	$(288)

(1)	Includes non-cash asset impairment charges of $1.6 million during the year ended December 31, 2011. Loss from operations before tax in 2010 includes a $0.7 million non-cash gain.

Liquidity and Capital Resources

General.  At December 31, 2011, we had cash and cash equivalents of approximately $1.4 million and total debt, including capital lease obligations, of $17.9 million. We have historically met our cash needs through a combination of cash flows from operating activities and bank borrowings. Our cash requirements are generally for operating activities, debt repayment and capital improvements. We believe that working capital, borrowing capacity available under our credit facilities and funds generated from operations should be sufficient to finance our cash requirements for anticipated operating activities, capital improvements and principal repayments of debt through at least the next twelve months.

Our operating activities generated cash flow of approximately $1.6 million during the year ended December 31, 2011, compared to cash flow from operating activities of $3.3 million during the year ended December 31, 2010. The $1.7 million decrease in our operating cash flow during 2011 was caused primarily by our increased use of working capital to support our growth, as well as to pay certain one-time expenses included in other income (expense) in our consolidated statements of earnings. The principal elements of cash flow from operating activities during 2011 were net earnings from continuing operations of $2.7 million, plus non-cash expenses consisting of depreciation, amortization and stock-based compensation of $1.3 million, offset by $1.0 million of cash used by our discontinued wind energy business, $0.7 million related to deferred taxes and approximately $0.7 million of cash used for working capital to support our revenue growth during the period.

Cash used in our investing activities during the year ended December 31, 2011 was approximately $9.5 million, as compared to $2.3 million during the year ended December 31, 2010. During 2011, we used approximately $6.2 million to acquire Bemag Transformer Inc. and $1.6 million to acquire all the machinery and equipment assets of its former U.S. affiliate, Vermont Transformer, Inc. During 2011, we also made additions to our property, plant and equipment of $1.4 million, consisting primarily of expenditures to complete the expansion of our liquid-filled transformer facility in Quebec, as well as expenditures for logistics and the installation of the assets we acquired from Vermont Transformer, Inc. at one of our dry-type transformer plants. In 2011, we also made a $0.3 million loan to the owner of a large wind project development in the U.S. southwest for the purpose of securing a purchase order from the owner for our transformers to be used in the project's balance of plant. For the year ended December 31, 2010, our cash used in investing activities included $1.7 million for the first phase of our liquid-filled facility expansion project and $0.6 million (net of proceeds from asset sales) for the acquisition of our discontinued wind energy business.

Cash provided by our financing activities was approximately $8.8 million during the year ended December 31, 2011, compared to $2.0 million of cash used during the year ended December 31, 2010. During the 2011 period, we obtained $10.0 million of new long-term borrowings under our Canadian credit facilities for acquisitions ($8.1 million) and capital expenditures ($1.9 million). Offsetting this increase in our long-term debt, we used $3.7 million of cash to repay debt that Bemag Transformer Inc. previously had outstanding ($2.8 million), as well as to make principal payments on the debt of our other subsidiaries. In addition, during the year ended December 31, 2011, our short term bank borrowings and overdrafts increased by $2.5 million, as compared to $1.5 million used to reduce our short term bank borrowings and overdrafts during the year ended December 31, 2010.

As of December 31, 2011, our current assets were 1.2 times our current liabilities. Current assets increased by $8.0 million and current liabilities increased by $6.9 million during the year ended December 31, 2011. These increases were primarily due to the acquisition of Bemag Transformer Inc. and growth in our business during the year.

Canadian Credit Facilities.  In October 2009, our Pioneer Transformers Ltd. subsidiary entered into a financing arrangement with a Canadian bank that replaced its previous credit facility with a prior lender. Expressed in approximate U.S. dollars, the $10.0 million credit agreement consisted of a $7.7 million demand revolving credit facility, a $1.8 million term loan facility and a $0.5 million foreign exchange settlement risk facility. The credit facilities were secured by a first-ranking lien in the amount of approximately $10.0 million on all of our assets, as well as a collateral mortgage of $10.0 million on our land and buildings.

The credit facilities required Pioneer Transformers Ltd. to comply with various financial covenants, including maintaining a minimum debt service coverage ratio of 1.25, a minimum current ratio of 1.20 and a maximum total debt to tangible net worth ratio of 2.50. The credit facilities restricted the ability of Pioneer Transformers Ltd. to make investments or advancements to affiliated or related companies without the lender’s prior written consent. The demand revolving credit facility was subject to margin criteria, with borrowings bearing interest at the bank's prime rate plus 0.75% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 0.75% per annum on amounts borrowed in U.S. dollars.  Borrowings under the term loan facility carried interest at the bank's prime rate plus 1.0% per annum. As of December 31, 2010, we had no borrowings outstanding under the credit facility.

In June 2011, Pioneer Electrogroup Canada Inc., our wholly owned subsidiary and the parent company of our Canadian operating companies, including Pioneer Transformers Ltd. and Bemag Transformer Inc., entered into a letter loan agreement with our Canadian bank (the “Canadian Facilities”) that replaced and superseded all of our prior financing arrangements with the bank.

The Canadian Facilities provide for up to $23.0 million CAD (approximately $22.6 million expressed in U.S. dollars) consisting of a $10.0 million demand revolving credit facility (“Facility A”) to finance ongoing operations, a $2.0 million term credit facility (“Facility B”) that financed a plant expansion for one our operating subsidiaries, a $10.0 million term credit facility (“Facility C”) to finance acquisitions, capital expenditures or to provide funding to our U.S. corporations, a $50,000 Corporate MasterCard credit facility and a $1.0 million foreign exchange settlement risk facility. The Canadian Facilities are secured by a first-ranking lien in the amount of $25.0 million CAD on all of the present and future movable and immovable property of our Canadian subsidiaries.

The Canadian Facilities require Pioneer Electrogroup Canada Inc. to comply on a consolidated basis with various financial covenants, including maintaining a minimum fixed charge coverage ratio of 1.25, a maximum funded debt to EBITDA ratio of 2.75 and a limitation on funded debt to less than 60% of capitalization. The Canadian Facilities also restrict our ability to, among other things, (i) provide any funding to any person, including affiliates, in an aggregate amount exceeding $5.0 million CAD or (ii) make distributions in an aggregate amount exceeding 50% of Pioneer Electrogroup Canada Inc.’s previous year’s net income.

Facility A is subject to margin criteria and borrowings bear interest at the bank’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 0.50% per annum or LIBOR plus 2.00% per annum on amounts borrowed in U.S. dollars. Borrowings under Facility B bear interest at the bank’s prime rate plus 1.00% per annum with principal repayments becoming due on a five year amortization schedule. Borrowings under Facility C are repayable according to a five year principal amortization schedule and bear interest at the bank’s prime rate plus 1.00% if the borrower’s funded debt to EBITDA ratio is less than 2.00, or at the bank’s prime rate plus 1.25% if the funded debt to EBITDA ratio is equal to or greater than 2.00. Facility C also provides us the option to elect for a LIBOR-based rate on our U.S. denominated borrowings.

As of December 31, 2011, we had approximately $11.5 million in U.S. dollar equivalents outstanding under the Canadian Facilities and were in compliance with their financial covenant requirements. Our borrowings consisted of approximately $1.8 million outstanding under Facility A, $1.7 million outstanding under Facility B, and $8.0 million outstanding under Facility C which was drawn in connection with the Bemag Transformer Inc. stock acquisition and the Vermont Transformer, Inc. equipment purchase, both completed on July 1, 2011.

U.S. Credit Facilities. In January 2008, our Jefferson Electric, Inc. subsidiary entered into a bank loan agreement with a U.S. bank that included a revolving credit facility, initially with a borrowing base of $5.0 million and a term credit facility allowing for maximum additional borrowings of approximately $4.5 million which was drawn in full (the “U.S. Facilities”). Monthly payments of accrued interest were required under the revolving credit facility and monthly payments of principal and accrued interest were required under the term credit facility. The interest rate under the revolving credit facility was equal to the greater of the bank’s reference rate (currently 3.25% annually) or 6.5% annually. The interest rate under the term credit facility was initially 7.27% annually. As of April 30, 2010, the date upon which we acquired Jefferson Electric, Inc., final payment of all outstanding amounts under the U.S. Facilities became due on October 31, 2011.

Borrowings under the U.S. Facilities are collateralized by substantially all the assets of Jefferson Electric, Inc. and were guaranteed by its Mexican subsidiary. In addition, an officer of Jefferson Electric, Inc. was a guarantor under the bank loan agreement and provided additional collateral to the bank in the form of our common stock and a warrant to purchase our shares of common stock held by him.

In November 2011, the U.S. Facilities were amended and the maturity date of the loan agreement was extended to October 31, 2012. The amended loan agreement provided for an increase in the borrowing base limit of the revolving credit facility to $6.0 million and a decrease in the interest rate to the bank’s reference rate (currently 3.25% per annum) plus 2.0% per annum. In connection with the amendment, we prepaid $250,000 under the term credit facility and agreed to prepay an additional $750,000 by January 31, 2012. The interest rate under the term credit facility was reduced to 6.0% annually, with monthly payments of principal and accrued interest calculated based on an amortization of the then-remaining principal balance outstanding over a hypothetical 5-year term, with a final payment of all outstanding amounts under the U.S. Facilities becoming due on October 31, 2012.

The U.S. Facilities, as amended in November 2011, continue to be collateralized by substantially all the assets of Jefferson Electric, Inc. and an officer of the subsidiary remains a guarantor. In addition, we entered into a guaranty agreement with respect to Jefferson Electric, Inc.’s obligations under the U.S. Facilities and the bank agreed to release additional collateral consisting of common stock and a warrant held by the officer of Jefferson Electric, Inc. The U.S. Facilities continue to require Jefferson Electric, Inc. to comply with certain financial covenants, including a requirement to exceed minimum quarterly targets for tangible net worth and maintain a minimum debt service coverage ratio. The bank loan agreement, as amended, also restricts Jefferson Electric, Inc.’s ability to pay dividends or make distributions, advances or other transfers of assets.

As of December 31, 2011, our Jefferson Electric, Inc. subsidiary had approximately $4.4 million outstanding under the revolving credit facility and approximately $1.9 million outstanding under the term credit facility and was in compliance with their financial covenant requirements.

Equipment Loans and Capital Lease Obligations.  As of December 31, 2011, we had equipment loans and capital lease obligations with an aggregate principal amount outstanding of approximately $17,000, as compared to approximately $31,000 outstanding as of December 31, 2010. These equipment loans and capital lease obligations bear interest at various rates and are repayable in monthly installments.  We anticipate that these equipment loans will be repaid in full by December 2013.

Loans from Stockholders. Certain limited partners of Provident Pioneer Partners, L.P., our controlling stockholder, previously advanced to us an aggregate of $150,000 at an interest rate of 12% per annum with no specific terms of repayment. During the year ended December 31, 2010, the aggregate principal amount of these advances were repaid in full.

Capital Expenditures.  In September 2009, we commenced an expansion of our liquid-immersed transformer plant that increased our manufacturing facilities and office space by approximately 6,000 square feet. The capital budget for the project was approximately $2.0 million, including machinery and equipment, and the project was substantially complete by December 2011. The cost of the project was funded through cash flow from operations. We have no major expansion capital projects planned, or significant replacement spending anticipated, during 2012.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including the cyclical nature of the electrical transformer industry and the markets for our products and services. Our operating results could also be impacted by a weakening of the Canadian dollar, changing customer requirements and exposure to fluctuations in prices of important raw supplies, such as copper, steel and aluminum.  We attempt to minimize increases resulting from fluctuations in supply costs through the inclusion of escalation clauses with respect to commodities in our customer contracts. In addition to these measures, we attempt to recover other cost increases through improvements to our manufacturing efficiency and through increases in prices where competitively feasible. Lastly, other economic conditions we cannot foresee may affect customer demand. We predominately sell to customers in the utility, industrial production and commercial construction  markets. Accordingly, changes in the condition of any of our customers may have a greater impact than if our sales were more evenly distributed between different end markets.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

New Accounting Pronouncements

The information required by this Item is provided in “Note 2. Summary of Significant Accounting Policies” to our audited financial statements for the year ended December 31, 2011, included in this prospectus.

BUSINESS

Overview

We are a manufacturer of specialty electrical equipment and provide through our three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. We are headquartered in Fort Lee, New Jersey and presently operate from six other locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

Our largest customers, which include a number of recognized national and regional utilities and industrial companies, are primarily located in North America. In addition, we sell our products through hundreds of electrical distributors utilizing our network of 15 independently-operated stocking locations throughout the U.S. and Canada. We intend to grow our business, both through acquisitions and internal product development, by increasing the scope of highly-engineered solutions we offer our customers for their specialty electrical applications.

Products

We design, develop, manufacture and sell a wide range of liquid-filled and dry-type power, distribution and specialty electrical transformers, magnetic products used in the control and conditioning of electrical current for critical processes. An electric transformer is used to reduce or increase the voltage of electricity traveling through a wire. This is accomplished by transferring electric energy from one coil or winding to another coil through electromagnetic induction. Electric power generating plants use generator transformers to “step-up,” or increase, voltage that is transferred through power lines in order to transmit the electricity more efficiently and over long distances. When the high voltage electricity nears its final destination, a “step-down” transformer reduces its voltage. A distribution transformer makes a final step-down in voltage to a level usable in businesses and homes.

Transformers are integral to every electrical transmission and distribution system. Electric utilities use transformers for the construction and maintenance of their power networks. Industrial firms use transformers to supply factories with electricity and to distribute power to production machinery. The renewable energy industry uses transformers to connect new sources of electricity generation to the power grid. The construction industry uses transformers for the supply of electricity to new homes and buildings and original equipment manufacturers use custom magnetic transformers as a component part of the products they make.

Our operating subsidiaries distinguish themselves by producing a wide range of engineered-to-order and standard equipment, sold either directly to end users, through engineering and construction firms, or through electrical distributors. We serve customers in a variety of industries including electric utilities, industrial customers, commercial construction companies and renewable energy producers.

Liquid-Filled Transformers

Our liquid-filled transformer products are manufactured by our wholly-owned subsidiary, Pioneer Transformers Ltd., in electrical power ranges from 25 kVA (kilovolt amperes) to 30 MVA (megavolt amperes) and at up to 69 kV (kilovolts) in voltage. In recent years, we have focused primarily on the small power market, generally considered to include transformers between 1 MVA and 10 MVA, as well as on specialty transformers such as network and certain highly-customized models. We sell these products to electrical utilities, independent power providers, electrical co-ops, industrial companies, commercial users and electric equipment wholesalers. Our primary categories of liquid-filled transformers are as follows:

Transformer Type	Range of Sizes	Applications
Small and Medium Power	300 kVA to 30 MVA	Power conversion for the utility, industrial and commercial markets, typically found in electrical substations
Network	300 kVA to 3.75 MVA	Subway and vault-type transformers designed to withstand harsh environments and typically used by utilities and municipal power authorities to ensure reliability of service
Pad-Mount	75 kVA to 10 MVA	Distribution transformers commonly used in underground power or distribution systems and in wind farm power projects
Unitized Pad-Mount	Up to 5 MVA	Combines pad-mounts with other equipment in a product that can be substituted for conventional unit substations at apartment complexes, shopping centers, hospitals and similar commercial facilities
Mini-Pad	25 kVA to 167 kVA	Single phase, low profile pad-mounted distribution transformers for residential and underground distribution
Platform-Mount	250 kVA to 2.5 MVA	Single phase units from 250 kVA to 1 MVA, also supplied for substation installation up to 2.5 MVA

Dry-Type Transformers

Our dry-type transformer products are manufactured by our wholly-owned subsidiaries, Jefferson Electric, Inc. and Bemag Transformer Inc. Our product scope includes low voltage distribution transformers which are typically used indoors for commercial and industrial power applications requiring 50 VA through 1 MVA of power transformation capacity in voltages at or below 600 V (volts). In our medium voltage and power-dry product classes, our range extends to 10 MVA in capacity and from 600 V to 35kV in voltage. Medium voltage and power-dry transformers are used in metropolitan areas and are increasingly being used for industrial applications, such as in mining and oil drilling. They are well-suited to operate in outdoor or harsh environments and in situations where the transformer needs to be installed close to the area where the electricity will ultimately be used. Our primary categories of dry-type transformers are as follows:

Transformer Type	Range of Sizes	Applications
Medium Voltage	30 kVA to 10 MVA	Available in standard and custom designs in voltages from 208 to 35,000 volts. Common applications include offshore drilling and mining
Ventilated Single & Three Phase	25 kVA to 100 kVA 15 kVA to 1 MVA	Ventilated transformers designed for general loads, indoors or out, including for lighting, data centers, industrial and commercial applications
Encapsulated Single & Three Phase	50 VA to 50 kVA 3 kVA to 75 kVA	General purpose encapsulated transformers for lighting, industrial and commercial applications. Suitable for indoor or outdoor use
Floor Mount Encapsulated	30 kVA to 75 kVA	For all general loads in rugged environment areas including refineries, factories, chemical plants, marine duty, ship docks, and grain mills
Buck Boost Transformers	50 VA to 10 kVA	Single phase transformers for correcting voltage line drops, landscape lighting, low voltage lighting, international voltage adaptation and motor applications
Non-Linear Transformers	15 kVA to 300 kVA	Jefferson Plus™ line of non-linear transformers are designed to meet the load demands caused by computers and other electronic office equipment
Other Transformers	Various size ranges	Drive isolation, industrial control and custom designed transformers, lighting ballasts, reactors, filters and associated other parts

Business Strategy

We believe we have established a stable platform from which to develop and grow our business lines, revenues, earnings and shareholder value. We intend to expand rapidly over the next several years through a two-pronged strategy. First, we intend to pursue strategic acquisitions that provide us with complementary product and service offerings, new sales channels, end-markets and scalable operations. Second, we are focused on internal growth through operating efficiencies, customer focus and our continued migration towards more highly-engineered products and specialized services.

Acquisitions

We believe a disciplined acquisition program is a key component to accelerating our growth and we intend to pursue opportunities to acquire businesses that broaden the range of customer solutions we provide, increase our market share or expand our geographic reach. In addition to transformer manufacturers, we also intend to acquire producers of other technically-advanced, customized, ancillary or complementary products that address market segments where we seek further penetration -- such as in rail transportation, mining, oil drilling and refining, backup power and renewable energy. We operate in a highly fragmented industry that is served by a few global diversified electrical equipment manufacturers and numerous small manufacturing companies that provide niche products and services to various sub-segments of the power transmission and distribution market. We favor candidates that have competencies and business characteristics similar to our own, and those that we expect will benefit from some of the major trends affecting our industry. Our 2010 acquisition of Jefferson Electric, Inc. and our 2011 acquisition of Bemag Transformer Inc. are examples of the implementation of our acquisition strategy.

Internal Growth

We intend to build our revenue and earnings at rates exceeding industry norms primarily by continuing our sales and product mix movement towards more value-added, specialized products. We intend to accomplish this goal within our liquid-filled transformer business by emphasizing the sale of more power, network and subsurface transformers to new and existing utility customers, particularly in the U.S. We recently completed a plant expansion that added approximately 6,000 square feet and new machinery and equipment to our Granby, Quebec facility which increased our manufacturing capacity for these more sophisticated products.

We believe that our internal growth objectives for our dry-type transformer business will be achieved by expanding the geographic coverage and productivity of our national distribution network, as well as by continuing to expand our direct sales channel with original equipment manufacturers (OEMs) and brand label customers. In particular, we expect that meeting our growth objectives will be facilitated by the 2011 addition of medium voltage and power-dry transformers to our product portfolio.

Our Industry

According to The Freedonia Group, a market research firm, electric utilities accounted for approximately 60% of all power and distribution transformer purchases in the U.S. during 2010. Utilities purchase transformers to replace old equipment, maintain system reliability, achieve efficiency improvements and for grid expansion. Demand is also sensitive to overall economic conditions, particularly with respect to the level of industrial production and investment in commercial and residential construction. Other market demand factors include voltage conversion, voltage unit upgrades, electrical equipment failures, higher energy costs, stricter environmental regulations and investment in sources of renewable energy generation.

According to The Freedonia Group report, total demand for transformers is forecast to grow from $7.7 billion in 2010 to approximately $10.1 billion by 2015. Based on the categories of transformers tracked by the market research firm, we estimate that our product portfolio addresses a $3.3 billion U.S. market (in 2010) which is expected to grow to $4.5 billion by 2015, or by approximately 6.0% per year. We believe several of the key industry trends supporting this growth estimate are as follows:

•
Aging and Overburdened North American Power Grid — The aging and overburdened North American power grid is expected to require significant capital expenditures to upgrade the existing infrastructure over the next several years to maintain adequate levels of reliability and efficiency. According to the North American Electric Reliability Corp. (NERC), Level 5 Transmission Load Relief (TLR) events, which are triggered when power outages are imminent or in progress, have grown at a 22% compounded annual growth rate from 2006 to 2011. These events demonstrate the current power grid’s inadequate capacity to accommodate all requests for reliable power. Significant capital investment will be required to relieve congestion, meet growing demand, achieve targets for efficiency, emissions, renewable sources and to replace components of the U.S. power grid operating at, near or past their planned service lives.

•
Increasing Demand for Electricity —In order to meet growing demand for electricity in North America, substantial investment in increased electrical grid capacity and efficiency will be required, as well as the addition of specialized equipment to help ensure the reliability and quality of electricity for critical applications. The Department of Energy’s Energy Information Administration, or EIA, forecasts that total electricity use in the U.S. will increase by approximately 30% from 2008 to 2035. This increase is driven by population growth, economic expansion, increasing dependence on computing power throughout the economy and the increased use of electrical devices in the home. Electric vehicles are one example of a demand source that has the potential to significantly increase U.S. power consumption.

•
Mandates for Renewable Power Sources — North American federal, state, provincial, and local governments have enacted and are considering legislation and regulations aimed at increasing energy efficiency and encouraging expansion of renewable energy generation. In particular, 29 states and the District of Columbia have adopted mandatory renewable portfolio standards, or RPS, which require utilities to supply a specified percentage of their electricity from renewable sources. We believe that factors will drive investment growth in infrastructure to transport and integrate electricity from various sources within the transmission and distribution grid, as well as increased spending on products we manufacture for the onsite conversion of power from wind and solar energy plants.

•
Legislative Support — The U.S. government has directed significant resources towards the modernization and improvement of the U.S. electric grid. The legislative developments continue to promote growth and investment in electric transmission and distribution infrastructure by encouraging electricity providers to expand capacity and relieve grid congestion. The Energy Policy Act of 2005 established mandatory grid reliability standards and created incentives to increase electric transmission and distribution infrastructure investments. Incentives associated with such law ensured that utilities (who represent our largest customer segment) are better positioned to finance and realize system enhancement projects. In addition, the American Recovery and Reinvestment Act of 2009 allocated $4.5 billion to improve electricity delivery and energy reliability through modernization of the electric transmission and distribution infrastructure.

The transformer market is very fragmented due to the range of sizes, voltages and technological standards required by different categories of end users. Many orders are custom-engineered and tend to be very delivery time-sensitive since other critical work is frequently being coordinated around the customer’s transformer installation. The vast majority of North American demand for transformers is satisfied by producers in the U.S. and Canada. According to the U.S. Census Bureau, there are over 250 transformer manufacturers in the U.S., of which we believe at least 50 manufacture products similar to ours.

Customers

In 2011, approximately 61% of our sales were to Canadian customers, including many of Canada’s electrical utilities, municipal power systems, large industrial companies, engineering and construction firms and a number of electrical distributors. The remainder of our sales in 2011 were to customers in the U.S. and to certain export customers primarily through our Jefferson Electric, Inc. subsidiary. We sold our electrical transformers to approximately 1,850 customers in 2011 and our twenty largest customers represented approximately 61% of our consolidated revenue. We believe that our established, long-standing customer relationships provide us with a stable and recurring revenue base. Approximately 80% of our revenue in 2011, adjusted to include revenue from Bemag Transformer Inc. during periods prior to its acquisition by us, originated from customers who also ordered from us in 2010.

Approximately 21% and 36% of our sales in 2011 and 2010, respectively, were made to Hydro-Quebec Utility Company, a provincial government-owned utility in the Province of Quebec, Canada. The majority of our sales to Hydro-Quebec Utility Company are made pursuant to a long-term contract for the supply of pad-mount transformers that was renewed in 2010, at which time we were also awarded an additional contract by Hydro-Quebec Utility Company for the supply of submersible transformers. Both contracts have two-year initial terms expiring during the second quarter of 2012, and two one-year renewal options at Hydro-Quebec Utility Company’s option providing for a maximum term of four years each. In March 2012, Hydro-Quebec Utility Company exercised its option to extend each contract by another year, to April 2013. The contracts set forth the terms, conditions and rights of the parties with respect to the supply of the subject products including ordering and delivery procedures, required technical specifications, minimum performance standards, product pricing and price adjustment mechanisms, terms of payment and rights of termination. The contracts do not require Hydro-Quebec Utility Company to order any minimum quantity of products from us and do not grant us any form of supply exclusivity. Hydro-Quebec Utility Company has been a customer of ours and our predecessors for approximately 40 years, over which time we have been party to consecutive long-term contracts for an uninterrupted period spanning several decades. We believe the status of our business relationship with Hydro-Quebec Utility Company to be good.

In addition, Siemens Industry, Inc. and its affiliated companies accounted for 11% of our sales in 2011 primarily through purchases from our Jefferson Electric, Inc. subsidiary. Aside from Hydro-Quebec Utility Company and Siemens Industry, Inc., we do not believe that the loss of any specific customer would have a material adverse effect on our business.

Marketing, Sales and Distribution

A substantial portion of the transformers manufactured by us are sold to customers by our direct sales force of full-time sales personnel and executive management operating from our office locations in the U.S. and Canada. Our transformer products are also sold through a network of independent sales agents throughout North America that sell primarily to full-line electrical distributors and to maintenance, repair and overhaul organizations. Our direct sales force markets to end users and to third parties, such as original equipment manufacturers and engineering firms, that prescribe the specifications and parameters that control the applications of our products.

Sales Backlog

Backlog reflects the amount of revenue we expect to realize upon the shipment of customer orders for our transformer products that are not yet complete or for which work has not yet begun. Our sales backlog as of December 31, 2011 was approximately $24.8 million, as compared to approximately $17.6 million as of December 31, 2010. The $7.2 million increase in our backlog consists mostly of new utility customer orders for our liquid-filled transformers. We also experienced more than a three-fold increase in our dry-type transformer backlog, reflecting the acquisition of Bemag Transformer Inc. in July 2011 and several large orders received after the acquisition date for our medium voltage products in mining and offshore drilling applications. We anticipate that most of our current backlog will be delivered during 2012. Orders included in our sales backlog are represented by customer purchase orders and contracts that we believe to be firm.

Competition

We experience substantial competition from a large number of transformer manufacturers. The number and size of our competitors varies considerably by product line, with many of our competitors tending to be small, highly specialized or focused on a certain geographic market area or customer. However, several of our competitors have substantially greater financial and technical resources than us, including some of the world’s largest electrical products companies. A representative list of our competitors includes ABB Ltd., Carte International, Inc., Cooper Industries plc, General Electric Company, Schneider Electric SA, Hammond Power Solutions Inc., Howard Industries, Inc. and Partner Technologies, Inc.

We believe that we compete primarily on the basis of product quality, product availability, on-time shipment record, service, price and our flexibility to provide custom-engineered solutions to satisfy customer needs. In our liquid-filled transformer business, we believe that we have established a niche in the manufacture and design of small power and distribution electrical transformers and, in particular, custom transformers for specialized and complex applications. In dry-type transformers, we believe that we have established a similar reputation for custom-manufacturing that has greatly facilitated the growth of our sales to original equipment manufacturers. As a result of our long-time presence in the industry, we possess a number of special transformer designs that we engineered and developed specifically for our customers. We believe that these designs give us a competitive advantage and that they are a major contributor to our frequency of repeat customer orders. Our customers order from us as their needs may require, and the level of such orders may change significantly from year-to-year based on the status of their individual construction projects and capital budgeting activities. Despite these variations, we have a significant number of repeat customers. Approximately 80% of our revenue in 2011, adjusted to include revenue from Bemag Transformer Inc. during periods prior to its acquisition by us, originated from customers who had also ordered from us in the prior year.

Raw Materials and Suppliers

The principal raw materials purchased by us are core steel, copper wire, aluminum strip and insulating materials including transformer oil. We also purchase certain electrical components from a variety of suppliers including bushings, switches, fuses and protectors. These raw materials and components are available from and supplied by numerous sources at competitive prices, although there are more limited sources of supply for electrical core steel and transformer oil. Unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect our profitability. We attempt to minimize the effect on our profit margins of unanticipated changes in the prices of raw materials by including index clauses in our customer contracts that allow us to increase or reduce our fees if the costs of raw materials unexpectedly rise or decrease. Approximately 46% of our annual sales are made pursuant to contracts that contain such index clauses, which, subject to various formulae and limitations, permit us to adjust the final prices we charge. We anticipate no significant difficulty fulfilling our raw material purchase requirements and have not experienced any such difficulty in the past several years. Our largest suppliers include Essex Group, Inc., JFE Shoji Steel America, Inc., Marubeni-Itochu Corporation, Metelec Ltée and Rea Magnet Wire Co. Inc.

Employees

At December 31, 2011, we had 330 employees consisting of 90 salaried staff and 240 hourly workers. We also had four part-time employees. Our hourly employees located at our plant in Farnham, Quebec, Canada are covered by a collective bargaining agreement with a provincial labor union that expires in March 2013. Our hourly employees located at our plant in Granby, Quebec, Canada are covered by a collective bargaining agreement with the United Steel Workers of America Local 9414 that expires in May 2015. The hourly employees located at our manufacturing facility in Reynosa, Mexico are also covered by a collective bargaining agreement with a local labor union that has an indefinite term, subject to annual review and negotiation of key provisions. We consider our relationship with our employees to be good.

Environmental

We are subject to numerous environmental laws and regulations concerning, among other areas, air emissions, discharges into waterways and the generation, handling, storing, transportation, treatment and disposal of waste materials. These laws and regulations are constantly changing and it is impossible to predict with accuracy the effect they may have on us in the future. Like many other industrial enterprises, our manufacturing operations entail the risk of noncompliance, which may result in fines, penalties and remediation costs, and there can be no assurance that such costs will be insignificant. To our knowledge, we are in substantial compliance with all federal, state, provincial and local environmental protection provisions, and believe that the future cost of fines, penalties and remediation protection provisions, if any, should not have a material adverse effect on our capital expenditures, earnings or competitive position. However, legal and regulatory requirements in these areas have been increasing and there can be no assurance that significant costs and liabilities will not be incurred in the future due to regulatory noncompliance.

Corporate History

We were originally formed in the State of Nevada in 2008. On November 30, 2009, we merged with and into Pioneer Power Solutions, Inc., a Delaware corporation and our wholly-owned subsidiary, for the sole purpose of changing our state of incorporation from Nevada to Delaware and changing our name to “Pioneer Power Solutions, Inc.” On December 2, 2009, pursuant to a share exchange agreement, we acquired all of the issued and outstanding capital stock of Pioneer Transformers Ltd. and our officers and directors at that time were replaced by designees of Pioneer Transformers Ltd. After the share exchange, we divested all of our pre-share exchange operating assets and succeeded to the business of Pioneer Transformers Ltd. as our sole line of business.

On April 30, 2010, we acquired Jefferson Electric, Inc. through a merger pursuant to which JEI Acquisition, Inc., our wholly-owned subsidiary, merged with and into Jefferson Electric, Inc., with Jefferson Electric, Inc. continuing as the surviving corporation and becoming a wholly-owned subsidiary of ours.

On June 7, 2010, through our wholly-owned subsidiary Pioneer Wind Energy Systems Inc., we acquired substantially all the operating assets of AAER Inc., a manufacturer of wind turbines based in Quebec, Canada. On August 13, 2010, we also purchased common shares representing 100% of the voting and economic interests of AAER Inc., including its residual assets and accumulated operating tax losses. In September 2011, we committed to a plan to divest or wind down our Pioneer Wind Energy Systems Inc. subsidiary, which business is now classified in our financial statements under discontinued operations.

On July 1, 2011, through a Canadian wholly-owned subsidiary of ours, we acquired all the capital stock of Bemag Transformer Inc., a Quebec-based manufacturer of low and medium voltage dry-type transformers and custom magnetics.

Properties

We have three manufacturing facilities, two of which are located in Quebec, Canada, and the other is located in Reynosa, Mexico. Our Granby, Quebec facility was built in 1962 and consists of approximately 50,000 square feet.  The facility sits on approximately 25 acres in the town of Granby which is located approximately 40 miles east of Montreal. We own both the facility and the land through our wholly-owned subsidiary, Bernard Granby Realty Inc. Our Farnham, Quebec facility consists of approximately 52,000 square feet of manufacturing and office space and is leased for approximately $11,000 per month under a lease that expires in 2014. The lease includes an option to renew for an additional two years at the same lease rate as adjusted for changes in the consumer price index. Our Reynosa facility consists of approximately 52,000 square feet of manufacturing and office space and is leased for approximately $24,000 per month under a lease that expires in 2013. The lease includes an option to renew for an additional five years at the same lease rate. We also lease a 22,000 square foot centralized logistics facility in Pharr, Texas for approximately $12,000 per month under a lease that expires in 2013.

We believe our manufacturing and distribution facilities are well maintained and in proper condition to operate at higher than current levels.

We lease office space for the engineering and marketing activities of our Pioneer Transformers Ltd. subsidiary in Mississauga near Toronto, Ontario, Canada.  Our monthly rent is $3,200 and the lease expires in 2016.  Our Jefferson Electric, Inc. subsidiary leases office space for its management, sales, marketing, design engineering and administrative functions in Franklin, Wisconsin for a monthly rent of approximately $4,300 under a lease that expires in December 2013. We also pay approximately $3,400 per month to lease our executive management and sales office in Fort Lee, New Jersey.

Legal Proceedings

We are not presently a party to any material legal proceedings nor are we aware of any such threatened or pending litigation.

MANAGEMENT

The following table sets forth information regarding our executive officers and the members of our board of directors. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Name	Age	Position
Nathan J. Mazurek	50	Chief Executive Officer, President and Chairman of the Board of Directors
Andrew Minkow	42	Chief Financial Officer, Secretary, Treasurer and Director
Thomas Klink	49	Director, President of Jefferson Electric, Inc.
Yossi Cohn	33	Director
David J. Landes	56	Director
Ian Ross	68	Director
David Tesler	38	Director
Jonathan Tulkoff	50	Director

Nathan J. Mazurek, President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Mazurek has served as our chief executive officer, president and chairman of the board of directors since December 2, 2009. From December 2, 2009 through August 12, 2010, Mr. Mazurek also served as our chief financial officer, secretary and treasurer. Mr. Mazurek has over 20 years of experience in the electrical equipment and components industry. Mr. Mazurek has served as the chief executive officer, president, vice president, sales and marketing and chairman of the board of directors of Pioneer Transformers Ltd. since 1995. Mr. Mazurek has served as the president of American Circuit Breaker Corp., a manufacturer and distributor of circuit breakers, since 1988 and as a director of Empire Resources, Inc., a distributor of semi-finished aluminum products, since 1999. From 2002 through 2007, Mr. Mazurek served as president of Aerovox, Inc., a manufacturer of AC film capacitors. Mr. Mazurek received his BA from Yeshiva College in 1983 and his JD from Georgetown University Law Center in 1986. Mr. Mazurek brings to the board extensive experience with our company and in our industry. Since he is responsible for, and familiar with, our day-to-day operations and implementation of our strategy, his insights into our performance and into the electrical equipment and components industry are critical to board discussions and to our success.

Andrew Minkow, Chief Financial Officer, Secretary and Treasurer and Director.   Mr. Minkow has served as our chief financial officer, secretary and treasurer and a director since August 12, 2010.  Mr. Minkow has over 20 years of industry experience in corporate finance, mergers and acquisitions, capital markets, financial reporting, forecasting and general operational and administrative management. Before joining us, Mr. Minkow was an independent financial consultant and provider of executive management, strategic planning and financial reporting services to several corporate clients, including us. Before that, from 2001 to 2009, Mr. Minkow was a member of the investment banking division at Morgan Joseph & Co. Inc., a middle market investment bank in which he was a founding employee and shareholder. Between 1997 and 2001, he served in several investment banking and capital markets roles at the U.S. division of ING Barings (formerly known as Furman Selz). Mr. Minkow has a BA from Cornell University and an MBA from Columbia Business School. Based on Mr. Minkow’s recent history with us, coupled with his years of experience working with similarly situated companies in connection with a wide range of corporate finance transactions, we believe that Mr. Minkow brings a set of skills and knowledge to the board that will assist us in continuing to grow our business and realizing our strategic goals.

Thomas Klink, Director, President of Jefferson Electric, Inc.   Mr. Klink has served as a director since April 30, 2010. Since 1996, he has served in various positions at Jefferson Electric, Inc., including as its chief executive officer, chief financial officer, vice president, treasurer, secretary and chairman of the board of directors. Mr. Klink previously served as a controller for U.S. Music Corporation, a manufacturer of musical instruments from 1990 through 1994. Mr. Klink received his BBA in Accounting from the University of Wisconsin – Milwaukee in 1984 and is a Certified Public Accountant. Mr. Klink brings extensive industry and leadership experience to our board, including over 15 years experience in the electrical equipment industry.

Yossi Cohn, Director. Mr. Cohn has served as a director since December 2, 2009.  Mr. Cohn founded YY Capital Partners, LLC, an investment firm, in 2007 and has served as its co-managing partner since its inception.  Mr. Cohn has also served as a member of L3C Partners, LLC, an investor in multi-family residential properties, since June 2009. Mr. Cohn served as a director of investor relations at IDT Corporation, a NYSE-listed telecommunications company, from September 2005 through May 2007.  Prior to joining IDT Corporation, Mr. Cohn was a director of research at SAGEN Asset Management, an asset manager of funds of hedge funds, from January 2005 through May 2005.  Mr. Cohn began his career as an analyst in the funds-of-funds investment group of Millburn Ridgefield Corporation, where he worked from 2001 through January 2005. Our board believes Mr. Cohn’s background at these and other companies, particularly in areas of capital markets, financial, strategic and investment management experience, makes him an effective member of our board.

David J. Landes, Director. Mr. Landes has served as a director since December 2, 2009.  Mr. Landes has served as president of Provident Sunnyside, LLC, CYMA Investments LLC and 516 Churchill Associates, LLC, each private real estate and investment companies for over the past five years.  Mr. Landes received a BA from Columbia University, a JD from the University of Chicago and a PhD from Princeton University. Mr. Landes practiced corporate and securities law at Shearman and Sterling in New York City. Mr. Landes’s experience as a lawyer and principal provides him with significant knowledge and insight regarding corporate governance, financing, capital markets and executive leadership.  In addition, as a founding member of the managing partner of Provident Pioneer Partners, L.P., our sole shareholder until December 2009, Mr. Landes provides the board with a unique perspective on our history and performance.

Ian Ross, Director. Mr. Ross has served as a director since March 24, 2011.  In 2000, Mr. Ross was co-founder and has since served as President of Omniverter Inc., a company specializing in electrical power quality solutions for industrial producers and electrical utilities in the U.S. and Canada.  He has also served as the President of KIR Resources Inc. and KIR Technologies Inc. since 1999, companies engaged in management consulting and import/export activities in the electrical equipment industry, respectively. Mr. Ross previously held positions in Canada as Vice President Technology with Schneider Canada, a specialist in energy management, and Vice President of the Distribution Products Business at Federal Pioneer Ltd., now part of Schneider Canada.  Previously, Mr. Ross held a number of successive board level positions in UK engineering companies, culminating in five years as Managing Director, Federal Electric, Ltd., before moving to Canada in 1986 at the request of Federal Pioneer Ltd.  He received an MA in Mechanical Sciences (Electrical and Mechanical Engineering) from Cambridge University and subsequently qualified as an accountant ACMA. Our board believes that Mr. Ross’ relationships and broad experience in the electrical transmission and distribution equipment industry will assist us in continuing to grow our business and realizing our strategic goals.

David Tesler, Director. Mr. Tesler has served as a director since December 2, 2009.  Mr. Tesler has served as chief executive officer of LeaseProbe, LLC, a provider of lease abstracting services, since he founded the company in 2004. In 2008, LeaseProbe, LLC acquired Real Diligence, LLC, a provider of financial due diligence services. The combined company does business as Real Diligence and operates as an integrated outsourced provider of legal and commercial due diligence services for the commercial real estate industry. Prior to 2004, Mr. Tesler practiced law at Skadden Arps Slate Meager & Flom LLP and at Jenkens & Gilchrist, Parker Chapin LLP.  Mr. Tesler received his BA from Yeshiva College, a Master’s degree in Medieval History from Bernard Revel Graduate School and a JD from Benjamin A. Cardozo School of Law.  Mr. Tesler brings extensive legal, strategic and executive leadership experience to our board.

Jonathan Tulkoff, Director. Mr. Tulkoff has served as director since December 2, 2009.  Mr. Tulkoff has served as president of Uniwire International, Ltd., a steel trading and marketing company, since 1995.  Our board believes Mr. Tulkoff’s extensive strategic, international and executive leadership experience, particularly in commodity markets for metal products which represent one of the largest components of our company’s cost of manufacture, make him an effective member of our board.

There are no family relationships among any of our directors and executive officers. Messrs. Mazurek, Minkow and Klink are parties to certain agreements related to their service as executive officers and directors described under “Executive Compensation – Agreements with Executive Officers.”

Board Committees

Audit Committee. We established an audit committee of the board of directors on March 24, 2011.  The audit committee consists of Messrs. Cohn, Ross and Tulkoff, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market.  In addition, Mr. Ross qualifies as a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and other employees and those of our subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the code can be obtained free of charge from our web site, www.pioneerpowersolutions.com. We intend to post any amendments to, or waivers from, our Code of Ethics granted to executive officers and directors on our web site.

EXECUTIVE COMPENSATION

2011 and 2010 Summary Compensation Table

The following table summarizes, for each of the last two fiscal years, the annual and long-term compensation paid to Nathan J. Mazurek, our chief executive officer, president and chairman of the board of directors (principal executive officer), Andrew Minkow, our chief financial officer, secretary, treasurer and a director and Thomas Klink, the president of Jefferson Electric, Inc. and a director, whom we refer to collectively in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Nathan J. Mazurek President, Chief Executive Officer, Chairman of the Board of Directors (principal executive officer)	2011 2010	277,019 264,295	35,700 31,510	10,429 159,698	6,000(2) 7,000(2)	329,148 462,503
Andrew Minkow Chief Financial Officer, Secretary, Treasurer and Director	2011 2010	188,750 84,462	24,300 22,500	11,182 215,597	6,000(2) 52,450(3)	230,232 375,009
Thomas Klink President of Jefferson Electric, Inc. and Director	2011 2010	312,000 204,000	0 0	7,804 0	6,000(2) 4,920(4)	325,804 208,920

(1)
Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share based awards are set forth in “Note 14. Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2011 included in this prospectus. These amounts do not represent the actual value that may be realized by our named executive officers, as that is dependent on the long-term appreciation in our common stock.

(2)	Comprised of board of directors meeting fees.
(3)
Comprised of $2,000 of board of directors meeting fees and $50,450 of fees earned for consulting services. Such compensation is solely comprised of payment for services rendered to us and does not include any amounts that would be considered perquisites, property, gross-ups or other personal benefits.

(4)
Comprised of $3,000 of board of directors meeting fees and $1,920 of company matches of employee contributions to 401(k) plan.  As of October 2010, we discontinued matches of employee contributions to the 401(k) plan.

Agreements with Executive Officers

Nathan J. Mazurek

We entered into an employment agreement with Mr. Mazurek, dated as of December 2, 2009, pursuant to which Mr. Mazurek was to serve as our chief executive officer for a term of three years. Pursuant to this employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $250,000 from December 2, 2009 through December 2, 2010, which was increased to $275,000 on December 2, 2010 and to $300,000 on December 2, 2011.  Mr. Mazurek was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his annual base salary, which percentage was permitted to be increased in the discretion of the board.  In the event that Mr. Mazurek was terminated without cause, Mr. Mazurek would have been entitled to receive his base salary for the balance of the term of the agreement.

This agreement prohibited Mr. Mazurek from competing with us for a period of four years following the date of termination, unless he was terminated without cause or due to disability or he voluntarily resigned following a breach by us of this agreement, in which case he was prohibited from competing with us for a period of only two years.

We entered into a new employment agreement with Mr. Mazurek, dated as of March 30, 2012, pursuant to which Mr. Mazurek will serve as our chief executive officer for a three year term ending on March 31, 2015. Pursuant to this new employment agreement, Mr. Mazurek is entitled to receive an annual base salary of $350,000 during the remainder of the 2012 calendar year, which will increase to $365,000 during the 2013 calendar year and to $380,000 for the remainder of his employment term. The other material terms of the new employment agreement are substantially similar to those under his previous agreement, except that Mr. Mazurek has agreed not to compete with us for a period of one year following the termination of his employment for any reason.

On March 23, 2010, we granted Mr. Mazurek incentive stock options to purchase 30,000 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 400 shares of our common stock for service as a director (each as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011).  The grants were made under our 2009 Equity Incentive Plan at an exercise price of $16.25 per share.  One-third of the incentive stock options vested on each of March 23, 2011 and March 23, 2012 and the remainder will vest on March 23, 2013.  All of the non-qualified stock options vested on March 23, 2011.  The incentive stock options expire on March 23, 2015 and the non-qualified stock options expire on March 23, 2020.

On March 24, 2011, we granted Mr. Mazurek incentive stock options to purchase 2,000 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 400 shares of our common stock for service as a director (each as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). The grants were made under our 2009 Equity Incentive Plan at an exercise price of $13.20 per share for the incentive stock options and $12.00 per share for the non-qualified stock options. One-third of the incentive stock options vested on March 24, 2012 and the remainder will vest in two equal annual installments on each of March 24, 2013 and 2014. All of the non-qualified stock options vested on March 23, 2012. The incentive stock options expire on March 24, 2016 and the non-qualified stock options expire on March 24, 2021.

On March 23, 2012, we granted Mr. Mazurek incentive stock options to purchase 13,000 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 1,000 shares of our common stock for service as a director. The grants were made under our 2011 Long-Term Incentive Plan at an exercise price of $4.53 per share for the incentive stock options and $4.11 per share for the non-qualified stock options. One-third of the incentive stock options will vest in three equal annual installments on each of March 23, 2013, 2014 and 2015. All of the non-qualified stock options will vest on March 23, 2013. The incentive stock options expire on March 23, 2017 and the non-qualified stock options expire on March 23, 2022.

Andrew Minkow

We entered into an employment agreement with Mr. Minkow, dated as of August 12, 2010, pursuant to which Mr. Minkow was to serve as our chief financial officer, secretary and treasurer for a term of three years. Pursuant to this employment agreement, Mr. Minkow was entitled to receive an annual base salary of $180,000 until August 12, 2011, which was increased to $205,000 on August 12, 2011 and would have been increased to $230,000 on August 12, 2012. Mr. Minkow was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his base salary, which percentage was permitted to be increased in the discretion of the board.

The employment agreement also provided that Mr. Minkow receive incentive stock options to purchase 30,000 shares of our common stock under our 2009 Equity Incentive Plan, which were granted on August 12, 2010 at an exercise price of $15.20 per share (as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). One-third of the stock options vested on August 12, 2011 and the remainder will vest in two equal installments on each of August 12, 2012 and 2013. The stock options expire on August 12, 2020.

Under the August 12, 2010 agreement, if we terminated Mr. Minkow’s employment without cause, he would have been entitled to: (i) the continued payment of his base salary for the remainder of the term of the employment agreement; (ii) annual bonus payments based on the average bonus compensation (as a percentage of base salary) paid to Mr. Minkow during the period prior to his termination without cause; and (iii) the immediate vesting of all stock options previously awarded to Mr. Minkow. Mr. Minkow also agreed not to compete with us, or to solicit employees or customers from us, until the earlier of (a) August 12, 2013, (b) the date upon which Mr. Minkow was terminated without cause, (c) the termination of Mr. Minkow’s employment due to disability or (d) Mr. Minkow’s voluntary termination of his employment following a breach by us of his employment agreement.

We entered into a new employment agreement with Mr. Minkow, dated as of March 30, 2012, pursuant to which he will serve as our as our chief financial officer, secretary and treasurer for a three year term ending on March 31, 2015. Pursuant to this new employment agreement, Mr. Minkow is entitled to receive an annual base salary of $255,000 during the remainder of the 2012 calendar year, which will increase to $265,000 during the 2013 calendar year and to $275,000 for the remainder of his employment term. The other material terms of the new employment agreement are substantially similar to those under his previous agreement, except that (a) Mr. Minkow has agreed not to compete with us for one year following termination of his employment, for any reason and (b) upon Mr. Minkow's termination without cause, (i) his unvested options will expire immediately in accordance with his option agreements, (ii) his vested options will expire three months following his termination in accordance with his option agreements, and (iii) he shall not be entitled to any bonus compensation.

On March 24, 2011, we granted Mr. Minkow incentive stock options to purchase 1,600 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 400 shares of our common stock for service as a director (each as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). The grants were made under our 2009 Equity Incentive Plan at an exercise price of $12.00 per share. One-third of the incentive stock options vested on March 24, 2012 and the remainder will vest in two equal annual installments on each of March 24, 2013 and 2014. All of the non-qualified stock options vested on March 24, 2012. The incentive stock options and the non-qualified stock options expire on March 24, 2021.

On March 23, 2012, we granted Mr. Minkow incentive stock options to purchase 20,000 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 1,000 shares of our common stock for service as a director. The grants were made under our 2011 Long-Term Incentive Plan at an exercise price of $4.11 per share. One-third of the incentive stock options will vest in three equal annual installments on each of March 23, 2013, 2014 and 2015. All of the non-qualified stock options will vest on March 23, 2013. The incentive stock options and the non-qualified stock options expire on March 23, 2022.

Thomas Klink

On April 30, 2010, in connection with our acquisition of Jefferson Electric, Inc., Jefferson Electric, Inc. entered into an employment agreement with Thomas Klink pursuant to which Mr. Klink is serving as Jefferson Electric, Inc.’s president, subject to the authority of our chief executive officer, Mr. Mazurek, for a term of three years. Mr. Klink is entitled to receive an annual base salary of $312,000. Mr. Klink’s employment may be terminated upon his death or disability, upon the occurrence of certain events that constitute “cause,” and without cause.  If terminated without cause, Mr. Klink will be entitled to receive as severance an amount equal to his base salary for the remainder of the three year employment period, conditioned upon his execution of a release in form reasonably acceptable to counsel of Jefferson Electric, Inc.

Mr. Klink was appointed to our board of directors effective upon our acquisition of Jefferson Electric, Inc. The merger agreement pursuant to which we effected our acquisition of Jefferson Electric, Inc. provides that, with certain exceptions, including resignation, termination or removal as a director, we will cause Mr. Klink to be nominated as a director of our company during the three year term of his employment agreement. In addition, on April 30, 2010, Mr. Klink entered into a voting agreement with Provident Pioneer Partners, L.P., pursuant to which Provident Pioneer Partners, L.P. agreed to vote all of its shares to elect Mr. Klink as a director of us during the three year term of his employment agreement, subject to certain exceptions, including resignation, termination or removal as a director.

On March 24, 2011, we granted Mr. Klink incentive stock options to purchase 1,000 shares of our common stock for service as an executive officer of Jefferson Electric, Inc. and non-qualified stock options to purchase 400 shares of our common stock for service as a director (each as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). The grants were made under our 2009 Equity Incentive Plan at an exercise price of $12.00 per share. One-third of the incentive stock options vested on March 24, 2012 and the remainder will vest in two equal annual installments on each of March 24, 2013 and 2014. All of the non-qualified stock options vested on March 24, 2012. The incentive stock options and the non-qualified stock options expire on March 24, 2021.

On March 23, 2012, we granted Mr. Klink incentive stock options to purchase 3,000 shares of our common stock for service as an executive officer and non-qualified stock options to purchase 1,000 shares of our common stock for service as a director. The grants were made under our 2011 Long-Term Incentive Plan at an exercise price of $4.11 per share. One-third of the incentive stock options will vest in three equal annual installments on each of March 23, 2013, 2014 and 2015. All of the non-qualified stock options will vest on March 23, 2013. The incentive stock options and the non-qualified stock options expire on March 23, 2022.

2011 Outstanding Equity Awards at Fiscal Year End

The following table provides information on the holdings of stock options of the named executive officers at December 31, 2011. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying		Option
		Unexercised	Unexercised		Exercise	Option
	Date of	Options (#)	Options (#)		Price	Expiration
Name	Grant	Exercisable	Unexercisable		($)	Date
Nathan J. Mazurek	3/23/2010	10,000	20,000	(1)	$ 16.25	3/23/2015
	3/23/2010	400	-		16.25	3/23/2020
	3/24/2011	-	2,000	(2)	13.20	3/24/2016
	3/24/2011	-	400	(3)	12.00	3/24/2021
Andrew Minkow	8/12/2010	10,000	20,000	(1)	$ 15.20	8/12/2020
	3/24/2011	-	1,600	(4)	12.00	3/24/2021
	3/24/2011	-	400	(3)	12.00	3/24/2021
Thomas Klink	3/24/2011	-	1,000	(5)	$ 12.00	3/24/2021
	3/24/2011	-	400	(3)	12.00	3/24/2021

(1)	Incentive stock options granted for service as an executive officer. Vests in equal annual installments of 10,000 shares on each of March 23, 2012 and 2013.
(2)	Vests in equal annual installments on each of March 23, 2012, 2013 and 2014.
(3)	Non-qualified stock options granted for service as a director. Vests on the first anniversary of the grant date.
(4)	Vests in equal annual installments on each of March 24, 2012, 2013 and 2014.
(5)	Vests in equal annual installments on each of March 24, 2012, 2013 and 2014.

2009 Equity Incentive Plan

On December 2, 2009, our board of directors and stockholders adopted the 2009 Equity Incentive Plan, pursuant to which 320,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2009 Equity Incentive Plan was to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services were considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2009 Equity Incentive Plan, we were authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards. The 2009 Equity Incentive Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors.

2011 Long-Term Incentive Plan

On May 11, 2011, our board of directors adopted the 2011 Long-Term Incentive Plan, subject to stockholder approval, which was obtained on May 31, 2011. The 2011 Long-Term Incentive Plan replaces and supersedes the 2009 Equity Incentive Plan. Our outside directors and our employees, including the principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2011 Long-Term Incentive Plan. The 2011 Long-Term Incentive Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the board or a committee of the board that is designated to administer the 2011 Long-Term Incentive Plan. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2011 Long-Term Incentive Plan is 700,000 shares. The 2011 Long-Term Incentive Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors.

Non-Employee Director Compensation

The following table provides compensation information for the one year period ended December 31, 2011 for each non-employee member of our board of directors:

2011 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Yossi Cohn	$6,000	$2,173	$8,173
David J. Landes	6,000	2,173	8,173
Ian Ross	6,000	2,173	8,173
David Tesler	6,000	2,173	8,173
Jonathan Tulkoff	6,000	2,173	8,173

(1)
Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share based awards are set forth in “Note 14. Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2011 included in this prospectus. These amounts do not represent the actual value that may be realized by our non-employee directors, as that is dependent on the long-term appreciation in our common stock.

(2)
On March 24, 2011, we granted each director non-qualified stock options to purchase 400 shares of our common stock (as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). The grants were made under our 2009 Equity Incentive Plan at an exercise price of $12.00 per share. All of the options vested on March 24, 2012 and will expire on March 24, 2021.

All of our directors, including our employee directors, are paid cash compensation of $1,000 per meeting of the board of directors and reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at such meetings.

On March 23, 2012, we granted to each non-employee director options to purchase common stock under the 2011 Long-Term Incentive Plan as follows:

Name	Shares Subject to Options (1)	Exercise Price	Vesting Schedule	Expiration
Yossi Cohn	1,000	$ 4.11	100% on the one year anniversary of the grant date	March 23, 2022
David J. Landes	1,000	4.11	100% on the one year anniversary of the grant date	March 23, 2022
Ian Ross	1,000	4.11	100% on the one year anniversary of the grant date	March 23, 2022
David Tesler	1,000	4.11	100% on the one year anniversary of the grant date	March 23, 2022
Jonathan Tulkoff	1,000	4.11	100% on the one year anniversary of the grant date	March 23, 2022

(1)	Non-qualified stock options granted for service as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 2, 2009, we entered into a share exchange agreement with Pioneer Transformers Ltd. and Provident Pioneer Partners, L.P., the sole stockholder of Pioneer Transformers Ltd. Pursuant to the share exchange agreement, on December 2, 2009, Provident Pioneer Partners, L.P. transferred all of the issued and outstanding capital stock of Pioneer Transformers Ltd. to us in exchange for (i) 4,560,000 newly issued shares of our common stock and (ii) a five year warrant to purchase up to 200,000 shares of our common stock at an exercise price of $16.25 per share (each as adjusted for the anticipated one-for-five reverse stock split of our common stock that is expected to occur the day immediately following the effectiveness of the registration statement of which this prospectus is a part). Each of Nathan J. Mazurek, our chief executive officer, president and chairman of the board of directors, and David J. Landes, a member of our board of directors, are stockholders and control persons of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P.

Immediately following the share exchange, we transferred all of our pre-share exchange operating assets and liabilities to our wholly-owned subsidiary, Sierra Concepts Holdings, Inc. and transferred all of Sierra Concepts Holdings, Inc.’s outstanding capital stock to David Davis, our sole officer, director and majority stockholder prior to the share exchange, as consideration for Mr. Davis consenting to the cancellation of 1,440,000 shares of our common stock held by Mr. Davis (as adjusted for the anticipated one-for-five reverse stock split of our common stock). Following such cancellation, Mr. Davis, the sole stockholder of Sierra Concepts Holdings, Inc., does not hold any of our shares.

In 2009, we paid Provident Pioneer Partners, L.P., our sole stockholder at the time, cash dividends of $2.7 million.

In 2009 and 2010, we paid $152,000 and $66,000 to Provident Management, Inc., a company with respect to which Nathan J. Mazurek is the sole shareholder, as reimbursement for rent, office services, and travel and entertainment expenses. In 2009, Pioneer Transformers Ltd. paid an aggregate of $250,000 to Provident Management, Inc. and Provident Canada Corp. as consideration for Mr. Mazurek providing executive services to Pioneer Transformers Ltd., along with serving as its chief executive officer, president and vice president, sales and marketing.  No such payments were made in 2011.

In 1997, two limited partners of Provident Pioneer Partners, L.P., the Isaac Landes Revocable Trust, of which our director, David J. Landes, is a trustee, and the Naomi S. Landes Revocable Trust, controlled by Ms. Landes, advanced $100,000 and $50,000, respectively, to us, with such amounts accruing interest at the rate of 12% per annum and no specific terms of repayment or maturity date. Since 1997, we have paid interest continually on these advances.  In 2010, we repaid the principal amounts in full.

On April 30, 2010, we acquired Jefferson Electric, Inc. through a merger pursuant to which JEI Acquisition, Inc., a wholly-owned subsidiary of ours, merged with and into Jefferson Electric, Inc., with Jefferson Electric, Inc. continuing as the surviving corporation and becoming a wholly-owned subsidiary of ours. Upon consummation of the merger, we issued an aggregate of 97,255 shares of our common stock (as adjusted for the one-for-five reverse split of our common stock that occurred on June 20, 2011) to Thomas Klink, Jefferson Electric, Inc.’s sole stockholder prior to the merger.

In connection with the acquisition, on April 30, 2010, Jefferson Electric, Inc. entered into an employment agreement with Mr. Klink pursuant to which Mr. Klink serves as Jefferson Electric, Inc.’s president on a full time basis, subject to the authority of our chief executive officer, Mr. Mazurek, for a term of three years, unless Mr. Klink is terminated earlier in accordance with the provisions of the employment agreement. Mr. Klink receives an annual base salary of $312,000. Mr. Klink was also appointed to our board of directors effective upon our acquisition of Jefferson Electric, Inc. Finally, on April 30, 2010, Mr. Klink entered into a voting agreement with Provident Pioneer Partners, L.P., pursuant to which Provident Pioneer Partners, L.P. agreed to vote all of its shares to elect Mr. Klink as a director of ours during the three year term of Mr. Klink’s employment agreement, subject to certain exceptions, including resignation, termination or removal as a director.

In connection with our acquisition of Jefferson Electric, Inc., we advanced $3.0 million to Jefferson Electric, Inc., which was utilized to partially repay the principal amount outstanding under Jefferson Electric, Inc.’s revolving credit facility with its bank and to partially repay the principal amount outstanding under Jefferson Electric, Inc.’s term loan facility. During 2011, we subsequently advanced another $1.0 million to Jefferson Electric, Inc., which was utilized to partially repay the principal amount outstanding under its credit facilities with its bank. Mr. Klink is a guarantor under this facility, and borrowings are also collateralized by the shares of our common stock acquired by Mr. Klink in the acquisition and Mr. Klink’s warrant, which is described below.

On April 30, 2010, we also sold Mr. Klink a warrant to purchase up to an aggregate of 200,000 shares of common stock (as adjusted for the one-for-five reverse split of our common stock that occurred on June 20, 2011) for $10,000. Such warrant provides for the purchase of shares of our common stock for five years at an exercise price of $16.25 per share. This warrant contains a provision that protects its holder against dilution by adjustment of the purchase price in the event of a stock split or combination. The warrant also provided that the holder could not, subject to certain exemptions, sell or transfer any of the shares that may be purchased upon exercise of the warrant until October 30, 2011.

In accordance with the merger agreement pursuant to which we acquired Jefferson Electric, Inc., JE Mexican Holdings, Inc., a newly incorporated Delaware corporation and wholly-owned subsidiary of ours, entered into a purchase agreement providing for the sale by Mr. Klink to JE Mexican Holdings, Inc. of one hundred percent of the membership interests in Jefferson Electric Mexico Holdings LLC, a Wisconsin limited liability company, for nominal consideration. Jefferson Electric Mexico Holdings LLC was the holder of a less than 0.1% minority equity interest in Nexus Magneticos de Mexico, S. de R.L. de C.V., the principal manufacturing subsidiary of Jefferson Electric, Inc., which is located in Reynosa, Mexico.

None of the transactions described above was approved pursuant to a formal policy or procedure related to the approval of related party transactions.  Going forward, our board of directors intends for us not to enter into any related party transaction unless the members of the board who do not have an interest in the potential transaction have reviewed the transaction and determined that (i) we would not be able to obtain better terms by engaging in a transaction with a non-related party and (ii) the transaction is in our best interest.  This policy applies generally to any transaction in which we are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the previous two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.  This policy is not currently in writing.  In the future, our audit committee, which was established on March 24, 2011, will be required to pre-approve any related party transactions, either pursuant to its charter or pursuant to a separate written policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 16, 2012 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 9th Floor, Fort Lee, New Jersey 07024.  As of April 16, 2012, we had 5,907,255 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (1)

5% Owners
Provident Pioneer Partners, L.P.	4,760,000	(2)	77.9%
A. Lawrence Carroll Trust	420,000	(3)	7.1%
WEC Partners LLC	386,060	(4)	6.5%

Officers and Directors
Nathan J. Mazurek	4,781,467	(5)	78.0%
Thomas Klink	297,988	(6)	4.9%
Andrew Minkow	43,733	(7)	*
Yossi Cohn	800	(8)	*
David J. Landes	4,760,800	(9)	77.9%
Ian Ross	400	(8)	*
David Tesler	800	(8)	*
Jonathan Tulkoff	800	(8)	*
All directors and executive officers as a group (8 persons)	5,126,788	(5)(6)(7)(8)	80.4%

*  Less than one percent (1%).

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 16, 2012. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Includes (i) 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. and (ii) a currently exercisable warrant to purchase up to 200,000 shares of common stock at an exercise price of $16.25 per share held by Provident Pioneer Partners, L.P.  Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over these shares.

(3)
A. Lawrence Carroll is the trustee of the A. Lawrence Carroll Trust and, in such capacity, has voting and dispositive power over the securities held for the account of this stockholder. The address of the A. Lawrence Carroll Trust is 415 L'Ambiance Drive, #804, Longboat Key, FL 34228.

(4)
Comprised of (i) 236,060 shares of common stock held by certain affiliates of WEC Partners LLC and its affiliate, Genesis Capital Advisors LLC, and (ii) 150,000 shares of common stock held by WEC Partners LLC.  Genesis Capital Advisors LLC also holds a warrant to purchase 200,000 shares of common stock, which shares are not included in the table above.  The warrant is not convertible to the extent that after giving effect to the conversion, the holder (together with its affiliates, and any other person or entity acting as a group together with such holder or any of its affiliates) would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after such conversion, unless such requirement is waived by the holder upon not less than 61 days’ prior notice to us to change the beneficial ownership limitation to 9.99%. Each of Daniel Saks, Jaime Hartman and Ethan Benovitz are principals of Genesis Capital Advisors LLC and of WEC Partners LLC and, as such may be deemed to have voting and dispositive power over the securities held for the account of these stockholders. The address of WEC Partners LLC is 1212 Avenue of the Americas, 19th Floor, New York, NY 10036.

(5)
Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. and the currently exercisable warrant to purchase up to 200,000 shares of common stock at an exercise price of $16.25 per share held by Provident Pioneer Partners, L.P. In addition, includes 21,467 shares subject to stock options which are exercisable within 60 days of April 16, 2012.

(6)
Includes (i) 97,255 shares of common stock, (ii) a currently exercisable warrant to purchase up to 200,000 shares of common stock at an exercise price of $16.25 per share and (iii) 733 shares subject to stock options which are exercisable within 60 days of April 16, 2012.

(7)
Includes (i) 2,800 shares of common stock, (ii) a currently exercisable warrant to purchase up to 30,000 shares of common stock at an exercise price of $10.00 per share, and (iii) 10,933 shares subject to stock options which are exercisable within 60 days of April 16, 2012.

(8)	Comprised of shares subject to stock options which are exercisable within 60 days of April 16, 2012.

(9)
David J. Landes is the minority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has beneficial ownership of the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. and the currently exercisable warrant to purchase up to 200,000 shares of common stock at an exercise price of $16.25 per share held by Provident Pioneer Partners, L.P. In addition, includes 800 shares subject to stock options which are exercisable within 60 days of April 16, 2012.

SELLING STOCKHOLDERS

Up to 1,400,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling stockholders and include the following:

•	1,000,000 shares of common stock that were issued to investors in connection with a private placement on December 2, 2009;

•
200,000 shares of common stock underlying a five year warrant exercisable at $10.00 per share that we allowed Genesis Capital Advisors LLC to purchase from us for $10,000 on December 2, 2009 in consideration for WEC Partners, LLC, an affiliate of Genesis Capital Advisors LLC, serving as our lead investor in our December 2, 2009 private placement; and

•
200,000 shares of common stock underlying a five year warrant exercisable at $16.25 per share that was issued to Provident Pioneer Partners, L.P. pursuant to a share exchange agreement on December 2, 2009.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying warrants held by that selling stockholder that are exercisable within 60 days of April 16, 2012 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 5,907,255 shares of common stock outstanding as of April 16, 2012. With respect to the warrant held by Genesis Capital Advisors LLC, there exists a contractual provision limiting exercise to the extent such exercise would cause Genesis Capital Advisors LLC, together with its affiliates or members of a “group”, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding shares of common stock following such exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to this limitation.

	Ownership Before Offering		Ownership After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
A. Lawrence Carroll Trust(2)	420,000	420,000	--	--

Dene LLC(3)	26,000	26,000	--	--

Ronald Gurman	30,000	30,000	--	--

Josef Hartman	10,000	10,000	--	--

Eli Lerner	80,000	80,000	--	--

Andrew Minkow(4)	43,733	2,000	41,733	*

Jules Nordlicht	100,000	100,000	--	--

Agvania S.A.(5)	10,000	10,000	--	--

Michael Raskas	30,000	30,000	--	--

Stanley Raskas	20,000	20,000	--	--

A George Saks and Stephanie Saks JTWROS(6)	30,000	30,000	--	--

David Saks	12,000	12,000	--	--

Sami Shemtov	10,000	10,000	--	--

Stephen Sundheimer	20,000	20,000	--	--

WEC Partners LLC(7)	386,060	150,000	236,060	4.0%

Dov Wiener	10,000	10,000	--	--

Margaret Y. Wong	30,000		30,000		--	--

Alex Ping Zhang	10,000		10,000		--	--

Provident Pioneer Partners, L.P.(8)	4,760,000	(9)	200,000	(10)	4,560,000	77.9%

*     Less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.  However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933 or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)	A. Lawrence Carroll is the trustee of the A. Lawrence Carroll Trust and, in such capacity, has voting and dispositive power over the securities held for the account of this selling stockholder.

(3)	Naomi Saks is the managing member of Dene, LLC and, in such capacity, has voting and dispositive power over the securities held for the account of this selling stockholder.

(4)
Includes (i) 2,000 shares of common stock, (ii) a currently exercisable warrant to purchase up to 30,000 shares of common stock at an exercise price of $10.00 per share, and (iii) 10,933 shares subject to stock options which are exercisable within 60 days of April 16, 2012.  Andrew Minkow is our chief financial officer, secretary and treasurer and a director.

(5)	Sergio Oberlander has voting and dispositive power over the securities held for the account of this selling stockholder.

(6)	Each of A. George Saks and Stephanie Saks have voting and dispositive power over the securities held for the account of this selling stockholder.

(7)
Comprised of (i) 236,060 shares of common stock held by certain affiliates of WEC Partners LLC and its affiliate, Genesis Capital Advisors LLC, and (ii) 150,000 shares of common stock held by WEC Partners LLC. Genesis Capital Advisors LLC also holds a warrant to purchase 200,000 shares of common stock, which shares are not included in the table above. The warrant is not convertible to the extent that after giving effect to the conversion, the holder (together with its affiliates, and any other person or entity acting as a group together with such holder or any of its affiliates) would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after such conversion, unless such requirement is waived by the holder upon not less than 61 days’ prior notice to us to change the beneficial ownership limitation to 9.99%. Each of Daniel Saks, Jaime Hartman and Ethan Benovitz are principals of Genesis Capital Advisors LLC and of WEC Partners LLC and, as such may be deemed to have voting and dispositive power over the securities held for the account of these stockholders.

(8)
Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the securities held for the account of this selling stockholder. Nathan J. Mazurek is our chief executive officer, president and chairman of the board of directors. In addition, prior to December 2, 2009, Provident Pioneer Partners, L.P. was the sole stockholder of Pioneer Transformers Ltd., our wholly owned subsidiary.

(9)	Includes (i) 4,560,000 shares of common stock, and (ii) a currently exercisable warrant to purchase up to 200,000 shares of common stock at an exercise price of $16.25 per share.

(10)	Includes 200,000 shares of common stock issuable upon the exercise of a warrant.

DESCRIPTION OF SECURITIES

We are authorized to issue 30,000,000 shares of common stock and 5,000,000 shares of preferred stock.  On April 16, 2012, there were 5,907,255 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

$10.00 Warrant

On December 2, 2009, we sold a warrant to purchase up to an aggregate of 200,000 shares of common stock for $10,000.  Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $10.00 per share.  We are prohibited from effecting the exercise of the warrant to the extent that as a result of such exercise the holder of the exercised warrant would beneficially own more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of our issued and outstanding shares of common stock, as calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant.  The warrant contains provisions that protect its holder against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.  If at any time after the one year anniversary of the issuance date of such warrant there is no effective registration statement, or no current prospectus available for the resale of the shares of common stock underlying the warrant, then the holder of such warrant has the right to exercise the warrant by means of a cashless exercise.

$16.25 Warrant

In connection with our acquisition of Pioneer Transformers Ltd., we issued a warrant to purchase up to 200,000 shares of common stock to Provident Pioneer Partners, L.P.  Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $16.25 per share.  This warrant contains a provision that protects its holder against dilution by adjustment of the purchase price in the event of a stock split or combination.  If at any time after the one year anniversary of the issuance date of such warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying such warrant, then the holder shall have the right to exercise this warrant by means of a cashless exercise.

Klink Warrant

On April 30, 2010, we sold Thomas Klink a warrant to purchase up to an aggregate of 200,000 shares of common stock for $10,000.  Such warrant provides for the purchase of shares of common stock for five years at an exercise price of $16.25 per share.  This warrant contains a provision that protects its holder against dilution by adjustment of the purchase price in the event of a stock split or combination.  The warrant also provides that the holder may not, subject to certain exemptions, sell or transfer any of the shares that may be purchased upon exercise of the warrant until October 30, 2011.

Investor Relations Warrants

On April 19, 2010, we issued four year warrants to our investor relations firm and its designees to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $16.25 per share.  These warrants contain a provision that protects their holders against dilution by adjustment of the purchase price in the event of a stock split or combination.  In addition, if at any time after the one year anniversary of the issuance date of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrant, then the holders of these warrants will have the right to exercise the warrants by means of a cashless exercise.

Consultant Warrant

On April 26, 2010, we issued a five year warrant to a consultant to purchase up to an aggregate of 30,000 shares of common stock at an exercise price of $10.00 per share.  This warrant contains a provision that protects its holder against dilution by adjustment of the purchase price in the event of a stock split or combination.  In addition, if at any time after the one year anniversary of the issuance date of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrant, then the holder of this warrant will have the right to exercise the warrant by means of a cashless exercise.

Registration Rights

In connection with our $5 million private placement of common stock on December 2, 2009, we agreed to use our best efforts to file a registration statement with the Securities and Exchange Commission on or before February 1, 2010 covering the resale of the shares of common stock issued in such private placement, and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before May 31, 2010.  As required, we filed a registration statement on January 25, 2010, which was originally declared effective on April 20, 2010.  On June 1, 2011, we filed a post-effective amendment to this registration statement, which was declared effective on June 6, 2011.  Moreover, the post-effective amendment to the registration statement of which this prospectus forms a part was filed in order to update the registration statement to include audited financial statements for the 2011 fiscal year.

We granted to Provident Pioneer Partners, L.P. and Genesis Capital Advisors, LLC warrant piggyback registration rights, pursuant to which we agreed to register the shares of common stock issuable upon the exercise of the warrants held by them in the event that we determined to prepare and file a registration statement with the Securities and Exchange Commission relating to an offering of any of our equity securities for our own account or the account of others under the Securities Act of 1933, as amended, subject to certain exemptions.  These shares were included in the effective registration statement described above.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company.  These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors;

•
they do not include a provision for cumulative voting in the election of directors.  Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors.  The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933, as amended.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2010 and 2011 and for the years ended December 31, 2010 and 2011 included in this prospectus have been audited by RSM Richter Chamberland S.E.N.C.R.L./LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with this offering.  In addition, we file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C.  20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at “http://www.sec.gov”.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrch.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Pioneer Power Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Pioneer Power Solutions, Inc. as at December 31, 2011 and 2010 and the related consolidated statements of earnings, shareholders’ equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2011 and 2010 and the results of its operations, comprehensive income and its cash flows for the years then ended  in accordance with accounting principles generally accepted in the United States.

Signed by RSM Richter Chamberland LLP

 Chartered Accountants

Montréal, Québec
March 30, 2012

1 CA auditor permit no. 13997

PIONEER POWER SOLUTIONS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$1,398	$516
Accounts receivable	8,172	5,263
Inventories	13,711	7,193
Income taxes receivable	517	1,191
Deferred income taxes	753	245
Prepaid expenses and other current assets	421	333
Current assets of discontinued operations	457	2,193
Total current assets	25,429	16,934
Property, plant and equipment	9,983	4,588
Noncurrent deferred income taxes	679	611
Note receivable	300	-
Intangible assets	5,585	4,436
Goodwill	6,862	5,534
Total assets	$48,838	$32,103

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,316	$7,328
Current maturities of long-term debt and capital lease obligations	8,870	6,063
Income taxes payable	445	161
Current liabilities of discontinued operations	554	824
Total current liabilities	21,185	14,376
Long-term debt and capital lease obligations, net of current maturities	9,015	17
Pension deficit	569	308
Noncurrent deferred income taxes	3,301	2,310
Total liabilities	34,070	17,011
Commitments (Note 12)
Shareholders' Equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.001; 30,000,000 shares authorized; 5,907,255
shares issued and outstanding	6	6
Additional paid-in capital	7,795	7,541
Accumulated other comprehensive income (loss)	(823)	(305)
Retained earnings	7,790	7,850
Total shareholders' equity	14,768	15,092
Total liabilities and shareholders' equity	$48,838	$32,103

The accompanying notes are an integral part of these consolidated financial statements

PIONEER POWER SOLUTIONS, INC.
Consolidated Statements of Earnings
(In thousands, except per share data)

	Year Ended December 31,
	2011	2010
Revenues	$68,790	$47,236
Cost of goods sold	52,813	35,637
Gross profit	15,977	11,599
Operating expenses
Selling, general and administrative	11,070	7,635
Foreign exchange (gain) loss	197	(133)
Total operating expenses	11,267	7,502
Operating income	4,710	4,096
Interest and bank charges	646	182
Other expense	820	353
Earnings from continuing operations before income taxes	3,244	3,561
Provision for income taxes	773	327
Earnings from continuing operations	2,471	3,234
Loss from discontinued operations, net of income taxes	(2,531)	(288)
Net earnings (loss)	$(60)	$2,946

Earnings from continuing operations per common share:
Basic	$0.42	$0.55
Diluted	$0.42	$0.55

Earnings (loss) per common share:
Basic	$(0.01)	$0.50
Diluted	$(0.01)	$0.50

Weighted average common shares outstanding:
Basic	5,907	5,872
Diluted	5,949	5,931

The accompanying notes are an integral part of these consolidated financial statements

PIONEER POWER SOLUTIONS, INC.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2011	2010
Operating activities
Net earnings (loss)	$(60)	$2,946
Depreciation	834	620
Amortization of intangibles	252	144
Deferred tax expense	(524)	(231)
Accrued pension	-	(145)
Stock-based compensation	254	161
Warrant issuance expense	-	92
Common stock issuance expense	-	140
Non-cash expense (income) from discontinued operations	1,815	(650)
Changes in current operating assets and liabilities
Accounts receivable, net	(381)	1,740
Inventories	(3,775)	1,502
Prepaid expenses and other current assets	88	(127)
Income taxes	1,120	(2,782)
Accounts payable and accrued liabilities	2,316	(39)
Discontinued operations assets and liabilities, net	(341)	(62)
Net cash provided by operating activities	1,598	3,309

Investing activities
Additions to property, plant and equipment	(1,361)	(1,680)
Acquisition of subsidiaries and related assets, net of cash acquired	(7,830)	(832)
Note receivable	(300)	-
Proceeds from sale of assets of discontinued operations	-	202
Net cash used in investing activities	(9,491)	(2,310)

Financing activities
Increase (decrease) in bank overdrafts	(531)	-
Increase (decrease) in revolving credit facilities	3,034	(1,025)
Increase in long-term debt	10,038	-
Repayment of long-term debt and capital lease obligations	(3,786)	(768)
Repayment of advances from limited partners of a shareholder	-	(150)
Issuance of warrants	-	12
Transaction costs	-	(108)
Net cash provided by (used in) financing activities	8,755	(2,039)

Increase (decrease) in cash and cash equivalents	862	(1,040)
Effect of foreign exchange on cash and cash equivalents	20	(4)

Cash and cash equivalents
Beginning of year	516	1,560
End of year	$1,398	$516

The accompanying notes are an integral part of these consolidated financial statements

PIONEER POWER SOLUTIONS, INC.
Consolidated Statements of Shareholders' Equity and Comprehensive Income
(Dollars in thousands)

	Other			Additional		Accumulated	Total
	Comprehensive	Common Stock		paid-in	Retained	other compre-	shareholders'
	Income	Shares	Amount	capital	earnings	hensive (loss)	equity

Balance - December 31, 2009		5,800,000	6	$5,388	$4,904	$(691)	$9,607
Net earnings	$2,946	-	-	-	2,946	-	2,946
Transaction costs	-	-	-	(108)	-	-	(108)
Stock-based compensation	-	-	-	161	-	-	161
Foreign currency translation adjustment	436	-	-	-	-	436	436
Issuance of common stock and warrants	-	107,255	-	1,260	-	-	1,260
Warrants issued for consulting services to be rendered in the future	-	-	-	50	-	-	50
Warrants issued for acquisition	-	-	-	790	-	-	790
Pension adjustment, net of taxes	(50)	-	-	-	-	(50)	(50)
Total comprehensive income	3,332	-	-	-	2,946	386	3,332
Balance - December 31, 2010		5,907,255	$6	$7,541	$7,850	$(305)	$15,092
Net loss	(60)	-	-	-	(60)	-	(60)
Stock-based compensation	-	-	-	254	-	-	254
Foreign currency translation adjustment	(241)	-	-	-	-	(241)	(241)
Pension adjustment, net of taxes	(277)	-	-	-	-	(277)	(277)
Total comprehensive income	$(578)	-	-	-	(60)	(518)	(578)
Balance - December 31, 2011		5,907,255	$6	$7,795	$7,790	$(823)	$14,768

The accompanying notes are an integral part of these consolidated financial statements

1.	Business and Organization

Pioneer Power Solutions, Inc. (the “Company”), a Delaware corporation, is a manufacturer of specialty electrical equipment and provides through its three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. The Company is headquartered in Fort Lee, New Jersey and presently operates from six other locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

On April 30, 2010, the Company acquired Jefferson Electric, Inc., a Wisconsin-based manufacturer and supplier of dry-type transformers.

On June 7, 2010 and August 13, 2010, the Company acquired substantially all the operating assets and then 100% of the voting and economic interests of AAER Inc., a manufacturer of wind turbines based in Quebec, Canada, to form Pioneer Wind Energy Systems Inc. In September 2011, the Company committed to a plan to divest or wind down the Pioneer Wind Energy Systems Inc. subsidiary, which business is classified in the Company’s financial statements under discontinued operations.

On July 1, 2011, the Company acquired all the capital stock of Bemag Transformer Inc., a Quebec-based manufacturer of low and medium voltage dry-type transformers and custom magnetics. Also on such date, the Company acquired all the machinery and equipment assets of Vermont Transformer, Inc., the former U.S. affiliate of Bemag Transformer Inc.

The Company’s board of directors authorized a one-for-five reverse stock split on June 1, 2011, which took effect on June 20, 2011. All share and related stock option and warrant information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the reduced number of shares resulting from this action.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

Reclassifications

Certain reclassifications have been made in prior years’ financial statements to conform to the presentation used in the current year.  These reclassifications have not resulted in any changes to the previously reported net income for any year.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include allowance for doubtful accounts, inventory provision, useful lives and impairment of long-lived assets, warranty accruals, income tax determination, stock-based compensation, cost of pension benefits and estimates related to purchase price allocation.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

Revenue is recognized when (1) persuasive evidence of an arrangement exists, (2) delivery occurs, (3) the sales price is fixed or determinable, (4) collectability is reasonably assured and (5) customer acceptance criteria, if any, has been successfully demonstrated. Revenue is recognized on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer upon delivery, provided that the Company maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold. There are no further obligations on the part of the Company subsequent to revenue recognition, except  when customers have the right of return or when the Company warrants the product. The Company records a provision for future returns, based on historical experience at the time of shipment of products to customers. The Company warrants some of its products against defects in design, materials and workmanship for periods ranging from one to three years depending on the model. The Company records a provision for estimated future warranty costs based on the historical relationship of warranty claims to sales at the time of shipment of products to customers. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual experience.

The following table provides detail of change in the Company's product warranty provision, which is a component of accrued liabilities on the consolidated balance sheets for the years ended December 31, 2011 and 2010 (in thousands):

	December 31,
	2011	2010
Balance at beginning of year	$291	$238
Increase due to acquisition during year	48	64
Increase due to warranty expense	284	334
Deductions for warranty charges	(308)	(338)
Change due to foreign currency translation	(3)	(7)
Balance at end of year	$312	$291

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash on hand, demand deposits and investments with an original maturity at the date of purchase of three months or less.

Supplemental disclosure of cash flow information (in thousands):

	Year Ended December 31,
	2011	2010
Interest paid	$728	$382
Income taxes paid	1,328	3,312

Supplemental disclosure of non-cash financing
Warrant issued for consulting services rendered	-	92

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written off when it receives them. Management considers the Company’s allowance for doubtful accounts of $0.1 million (2010 - $0.1 million) sufficient to cover any exposure to loss in its December 31, 2011 and 2010 accounts receivable.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the declining balance method for buildings, furniture and fixtures at the Company’s Canadian operations. Non-Canadian property, plant and equipment are depreciated using the straight line method, based on the estimated useful lives of the assets (buildings - 25 years, machinery and equipment - 5 to 15 years, computer hardware and software - 3 to 5 years). Depreciation commences once the assets are ready for their intended use.

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, which comprise property, plant, equipment and intangible assets that have a finite life, held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and certain other intangible assets with indefinite useful lives (primarily trademarks) are evaluated for impairment annually, or immediately if conditions indicate that impairment could exist. The evaluation requires a two-step impairment test to identify potential impairment of goodwill and intangible assets and measure the amount of an impairment loss. The first step of the test compares the fair value of a reporting unit (in the case of goodwill) or the specific asset (in the case of intangibles) with its carrying amount. In each case, the Company estimates fair value using a discounted cash flow method based on its own market assumptions including projections of future cash flows, determinations of appropriate discount rates, and other assumptions which are considered reasonable and inherent in the discounted cash flow analysis. The projections are based on historical performance and estimated future results. These assumptions require significant judgment and actual results may differ. If the carrying amount of the reporting unit or intangible asset exceeds its fair value, the second step of the impairment test is performed to measure the amount of the impairment loss. Both steps of impairment testing involve significant estimates.

Finite-Lived Intangible Assets

Intangible assets which have a finite life are recorded at fair value at the time of recognition and are amortized based on their respective estimated useful lives. The Company’s finite-lived intangible assets consist of a non-compete agreement, which has a defined term, and three categories of customer relationships for which estimated useful lives were determined based on actual historical customer attrition rates. These finite-lived intangible assets are amortized by the Company over periods ranging from three to twenty years.

Foreign Currency Translation

The functional currency for the Company's foreign subsidiaries is the local currency in which the entity is located. The financial statements of all subsidiaries with a functional currency other than the U.S. Dollar have been translated into U.S. Dollars. All assets and liabilities of foreign operations are translated into U.S. Dollars using year-end exchange rates, and all revenues and expenses are translated at average rates during the respective period. The U.S. Dollar results that arise from such translation, as well as exchange gains and losses on intercompany balances of a long-term investment nature, are included in the cumulative currency translation adjustments in accumulated other comprehensive income in stockholders’ equity.

Income Taxes

The Company accounts for income taxes under the asset and liability method, based on the income tax laws and rates in the countries in which operations are conducted and income is earned. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Developing the provision for income taxes requires significant judgment and expertise in federal, international and state income tax laws, regulations and strategies, including the determination of deferred tax assets and liabilities and, if necessary, any valuation allowances that may be required for deferred tax assets. The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. The Company believes that the deferred tax asset recorded as of December 31, 2011, is realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company was to subsequently determine that it would be able to realize deferred tax assets in the future in excess of its net recorded amount, an adjustment to deferred tax assets would increase earnings for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. The Company’s judgments and tax strategies are subject to audit by various taxing authorities.

The objective of accounting for income taxes is to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences or events that have been recognized in an the Company’s financial statements or tax returns. The Company recognizes the tax benefit from uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position (see “Unrecognized Tax Benefits" below).

Interest and penalties are grouped with interest and bank charges on the consolidated statements of earnings.

Unrecognized Tax Benefits

The Company accounts for unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") 740, "Income Taxes" ("ASC 740"). ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

Additionally, ASC 740 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

Sales Tax

The Company discloses the amount of those taxes that are recognized on a gross basis in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant.  While the amounts are not material, the Company's policy is to present such taxes on a net basis in the consolidated statements of earnings.

Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FASB ASC 718, "Compensation - Stock Compensation," and accordingly recognizes in its financial statements share based payments at their fair value. In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees and directors. The expense is recognized on a straight line basis over the expected option life while taking into account the vesting period and the offsetting credit is recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital is recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock based awards. The Company uses the Black-Scholes-Merton option pricing model to determine the fair value of the options.  Non-employee members of the board of directors are deemed to be employees for the purposes of recognizing share-based compensation expense.

Employee Benefit Plan

The Company sponsors a defined benefit plan as described in Note 16. The cost of pension benefits earned by employees is actuarially determined using the accumulated benefit method and a discount rate, used to measure interest cost on the accrued employee future benefit obligation, based on market interest rates on high-quality debt instruments with maturities that match the timing and benefits expected to be paid by the plan. Plan assets are valued using current market values and the expected return on plan assets is based on the fair value of the plan assets.

The costs that relate to employee current service are charged to income annually.

The transitional obligation created upon adoption of FASB ASC 715, "Compensation - Retirement Benefits," is amortized over the average remaining service period of employees. For a given year, unrecognized actuarial gains or losses are recognized into income if the unamortized balance at the beginning of the year is more than 10% of the greater of the plan asset or liability balance. Any unrecognized actuarial gain or loss in excess of this threshold is recognized in income over the remaining service period of the employees.

The Company reflects the funded status of its defined pension plans as a net asset or net liability in its balance sheet, with an offsetting amount in accumulated other comprehensive income, and recognizes changes in that funded status in the year in which the changes occur through comprehensive income.

Inventories

Inventories are stated at the lower of cost or market using first-in, first-out (FIFO) or weighted-average methods and include the cost of materials, labor and manufacturing overhead. The Company uses estimates in determining the level of reserves required to state inventory at the lower of cost or market. The Company estimates are based on market activity levels, production requirements, the physical condition of products and technological innovation. Changes in any of these factors may result in adjustments to the carrying value of inventory.

Earnings Per Share

Basic earnings per share is computed by dividing the earnings for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the earnings for the period by the weighted average number of common and common equivalent shares outstanding during the period. Potentially dilutive securities composed of incremental common shares issuable upon the exercise of stock options or warrants was included in diluted earnings per share since the exercise price of some of the Company’s stock options and/or warrants were in the money (see Note 21 “Basic and Diluted Earnings Per Common Share”).

Fair Value Measurements

FASB ASC 820, “Fair Value Measurement and Disclosure,” applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820 establishes a framework for measuring fair value in U.S GAAP, and expands disclosure about fair value measurements. ASC 820 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. ASC 820 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business approximate fair value because of the relatively short period of time between their origination and expected realization. These items have been classified as Level 1.

3.	Recent Accounting Pronouncements

Certain amendments to ASC 820 become effective for fiscal years beginning after December 15, 2011. These amendments include a consistent definition of fair value, enhanced disclosure requirements for "Level 3" fair value adjustments and other changes to required disclosures.

In June 2011, ASC 220, "Comprehensive Income," was amended and will become effective for the Company for fiscal years beginning after December 15, 2011. These amendments will require the Company to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. As a result of the amendment, the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity will be eliminated. In addition, in December 2011, the FASB issued an amendment to Accounting Standards Update ("ASU") 2011-05 that defers the requirement to present components of reclassifications of other comprehensive income on the face of the income statement. ASU 2011-05 will be applied retrospectively, and is effective for fiscal years and interim periods within those years beginning after December 15, 2011.  In 2012, the Company intends to elect to use the two statement method of disclosure.

In September 2011, ASC 350, "Intangibles-Goodwill and Others," was amended to simplify the assessment of goodwill impairment and will become effective for the Company for fiscal years beginning after December 15, 2011. The amended guidance allows the Company to do an initial qualitative assessment of relative events and circumstances to determine if fair value of a reporting unit is more likely than not less than its carrying value, prior to performing the two-step quantitative goodwill impairment test.

In December 2011, ASU 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities" was issued. ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013.

The Company will comply with the requirements of these pronouncements when they become effective. None of these pronouncements are expected to have a material impact on the Company's financial statements.

4.	New Accounting Standards

Intangibles – Goodwill & Other

In December 2010, the FASB issued ASU No. 2010-28, “Intangibles - Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 affects all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. ASU 2010-28 modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The adoption of ASU 2010-28 did not have a material impact on the Company’s consolidated financial statements.

Business Combinations

In December 2010, the FASB issued ASU No. 2010-29, “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). The objective of ASU 2010-29 is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. ASU 2010-29 specifies that if a public entity presents comparative financial statements, it should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 affects any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2010. The adoption of ASU 2010-29 did not have a material impact on the Company’s consolidated financial statements.

5.	Acquisitions

The Company has completed several business acquisitions during the last two years. All of the acquisitions resulted in the recognition of intangible assets and goodwill in the Company’s consolidated financial statements because the purchase prices reflect the future earnings and cash flow potential of these acquisitions, as well as the complementary operational fit and resulting synergies these businesses bring to existing operations. The Company is continuing to evaluate the initial purchase price allocation for one acquisition it completed within the past twelve months and will adjust the allocation as additional information, relative to the fair values of the assets and liabilities of the acquired business, becomes known.

On July 1, 2011, 7834080 Canada Inc., an indirect wholly-owned subsidiary of the Company, completed the acquisition of all of the capital shares of Bemag Transformer Inc. Pursuant to the share purchase agreement, as amended, all the capital shares of Bemag Transformer Inc. were purchased in a transaction valued at approximately $9.1 million, which amount includes approximately $2.8 million of Bemag Transformer Inc.’s former revolving and long-term debt which was repaid by the Company at closing. This acquisition supports the Company’s strategy of expanding its product portfolio and enables its existing business units to generate incremental sales by marketing these new product capabilities to their customers.

The transaction was accounted for under the purchase method of accounting. Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values as of the effective date of the acquisition. Goodwill arising from the acquisition has been determined as the excess of the purchase price over the net of the amounts assigned to acquired assets and liabilities assumed.

The preliminary allocation of the purchase price for the transaction was based on management’s best current estimates of the fair value of tangible and intangible assets acquired and liabilities assumed. Management has up to one year from the date of the acquisition in which to complete its definitive assessment of the fair value of net assets acquired. The preliminary purchase price allocation may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, the tax attributes of certain liabilities, and revisions of preliminary estimates. When finalized, the impact of these adjustments may result in a change to the preliminary value attributed to intangible assets and goodwill in particular.

The preliminary allocation of the purchase price was as follows (in thousands):

Purchase Price:
Cash	$6,231
Debt repaid at closing	2,830
Total consideration	$9,061

Purchase Price Allocation:
Cash and cash equivalents	-
Accounts receivable	2,870
Inventory	3,040
Prepaid expenses	30
Deferred income taxes	3
Income taxes receivable	181
Property and equipment	3,488
Accounts payable and accrued liabilities	(2,683)
Deferred tax liabilities	(744)
Net tangible assets acquired	6,185
Intangible assets acquired	1,476
Goodwill	1,400
Total purchase price	$9,061

Identifiable intangible assets having finite lives arising from the acquisition are preliminarily valued at $0.9 million, consisting primarily of customer relationships and a non-compete agreement. These intangible assets will be amortized on a straight-line basis with a weighted average remaining useful life of 13.5 years. None of these definite-lived intangible assets acquired are deductible for tax purposes. Indefinite-lived intangible assets acquired are preliminarily valued at $0.6 million and consist of trademarks and certain technology-related industry accreditations, neither of which are deductible for tax purposes. The excess of the purchase price over the preliminary aggregate fair values, which was approximately $1.4 million, was recorded as goodwill. Goodwill has an indefinite life, is not subject to amortization and is not deductible for tax purposes. Goodwill arising from the acquisition will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

The Company incurred acquisition transaction costs of approximately $0.3 million for the year ended December 31, 2011.  These costs were expensed in 2011.

Impact of Acquisition to Consolidated Statements of Earnings

The operating results of Bemag Transformer Inc. since the date of the acquisition (July 1, 2011) were included in the Company’s consolidated statements of earnings as follows (in thousands, except per share data):

	Year Ended December 31, 2011
	Pioneer	Bemag
	Power	Transformer	As
	Solutions, Inc.	Inc.	Reported

Revenues	$62,411	$6,379	$68,790
Earnings from continuing operations	2,505	(34)	2,471
Earnings from continuing operations per share:
Basic	-	-	$0.42
Diluted	-	-	0.42
Weighted average number of common shares outstanding:
Basic	-	-	5,907
Diluted	-	-	5,949

Pro Forma Financial Information

The following unaudited combined pro forma statements of income for the years ended December 31, 2011 and 2010 have been prepared as if the acquisition had occurred as of the beginning of each year presented. The unaudited combined pro forma statements of income are based on accounting for the acquisition under the purchase method of accounting. The unaudited pro forma information may not be indicative of the results that actually would have occurred if the acquisition had been in effect from and on the dates indicated or which may be obtained in the future (in thousands, except per share data):

	Year Ended December 31,
	2011	2010
Revenues
As reported	$68,790	$47,236
Pro forma	76,956	61,159
Earnings from continuing operations before income taxes
As reported	$3,244	$3,561
Pro forma	3,536	3,580
Basic earnings per common share from continuing operations
As reported	$0.42	$0.55
Pro forma	0.43	0.52
Diluted earnings per common share from continuing operations
As reported	$0.42	$0.55
Pro forma	0.42	0.52

On July 1, 2011, 7834080 Canada Inc., an indirect wholly-owned subsidiary of the Company, entered into an equipment purchase agreement with the former shareholders of Vermont Transformer, Inc., the former U.S. affiliate of Bemag Transformer Inc. On such date, all of the equipment used by Vermont Transformer, Inc. in the operation of its business was acquired in exchange for $1.6 million. For accounting purposes the transaction was treated as a purchase of assets and the amount of consideration paid, plus transaction expenses, was attributed to the assets acquired consisting solely of machinery and equipment.

6.	Discontinued Operations

During September 2011, the Company committed to a plan to divest or wind down its Pioneer Wind Energy Systems Inc. subsidiary which was established by the Company in 2010 to market its utility scale wind turbine designs, after-sales services and equipment financing to community wind and industrial customers. This decision is part of the Company’s strategy to focus on businesses that create the most shareholder value. Weak domestic wind energy market conditions combined with the inability of the Company to establish an arrangement, on commercially acceptable terms, with a qualified third party to provide outsourced parts procurement and assembly services, caused the Company to reduce and extend further out into the future its projected sales and operating profit of the business. The decision to divest or wind down the business resulted in a non-cash asset impairment charge of $1.6 million to adjust the carrying value of the subsidiary’s assets to their fair value. This impairment charge was recognized in the third quarter of 2011 on certain inventory, property, plant and equipment and other assets. In addition, the Company recognized a $0.6 million charge related to its expected future severance, rent and insurance payment obligations.

The results of operations for Pioneer Wind Energy Systems Inc. are reported as discontinued operations for all periods presented and are summarized as follows (in thousands):

	Year Ended December 31,
	2011	2010
Net sales	$-	$-
Loss from operations of discontinued business (1)	(2,531)	(288)
Income tax expense	-	-
Loss from discontinued operations, net of tax	$(2,531)	$(288)

(1)	Includes non-cash asset impairment charges of $1.6 million during the year ended December 31, 2011. Loss from operations before tax in 2010 includes a $0.7 million non-cash gain.

The following is a summary of the December 31, 2011 assets and liabilities of discontinued operations (in thousands):

Inventories, net	$78
Prepaid expenses and other current assets	330
Property, plant and equipment, net	49
Assets of discontinued operations	$457

Accounts payable	$46
Accrued liabilities	508
Other long-term liabilities	-
Liabilities of discontinued operations	$554

7.	Inventories

The components of inventories are summarized below (in thousands):

	December 31,
	2011	2010
Raw materials	$6,184	$3,235
Work in process	2,974	2,029
Finished goods	5,217	2,377
Provision for excess and obsolete inventory	(664)	(448)
Total inventories	$13,711	$7,193

Included in raw materials are goods in transit of approximately $0.3 million in 2011 and 2010.

8.	Property, Plant and Equipment

Property, plant and equipment are summarized below (in thousands):

	December 31,
	2011	2010
Land	$7	$7
Buildings	1,996	1,639
Machinery and equipment	11,108	5,615
Furniture and fixtures	195	204
Computer hardware and software	742	615
Leasehold improvements	54	40
Construction in progress	169	10
	14,271	8,130
Less: Accumulated depreciation	(4,288)	(3,542)
Total property, plant and equipment, net	$9,983	$4,588

9.	Goodwill and Other Intangible Assets

Changes in goodwill and intangible asset balances for the years ended December 31, 2011 and 2010, consisted of the following (in thousands):

	Goodwill	Intangible assets
Balance as of December 31, 2009	$-	$-
Additions due to acquisitions	5,534	4,580
Amortization	-	(144)
Balance as of December 31, 2010	$5,534	$4,436
Additions due to acquisitions	1,400	1,476
Amortization		(252)
Foreign currency translation	(72)	(75)
Balance as of December 31, 2011	$6,862	$5,585

The components of intangible assets are summarized below (in thousands):

	Gross carrying amount	Accumulated amortization	Foreign currency translation	Net book value
Customer relationships	$2,962	$(356)	(47)	$2,559
Non-compete agreement	95	(40)	(1)	$54
Trademarks	2,049	-	(12)	2,037
Technology-related industry accreditations	950	-	(15)	935
Total intangible assets	$6,056	$(396)	$(75)	$5,585

Estimated amortization expense for each of the five years subsequent to 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$288
2013	284
2014	265
2015	264
2016	262

10.	Credit Facilities

Canadian Credit Facilities

In June 2011, Pioneer Electrogroup Canada Inc., a wholly owned subsidiary of Pioneer Power Solutions, Inc. and the parent company of Pioneer Transformers Ltd., Pioneer Wind Energy Systems Inc., 7834080 Canada Inc. and Bemag Transformer Inc. (the “Borrowers”), entered into a letter loan agreement with the Company’s Canadian bank (the “Canadian Facilities”) that replaced and superseded all the Company’s prior financing arrangements with the bank. Bemag Transformer Inc. became a party to the Canadian Facilities on July 1, 2011, upon the acquisition of all of its capital shares by 7834080 Canada Inc. (see Note 5 “Acquisitions”).

The Canadian Facilities provide for up to $23.0 million CAD (approximately $22.6 million expressed in U.S. dollars) consisting of a $10.0 million demand revolving credit facility (“Facility A”) to finance ongoing operations, a $2.0 million term credit facility (“Facility B”) that financed a plant expansion for one of the Company’s operating subsidiaries, a $10.0 million term credit facility (“Facility C”) to finance acquisitions, capital expenditures or to provide funding to Pioneer Power Solutions, Inc., a $50,000 Corporate MasterCard credit facility (“Facility D”) and a $1.0 million foreign exchange settlement risk facility (“Facility E”).

The Canadian Facilities are secured by a first-ranking lien in the amount of approximately $25 million CAD on all of the present and future movable and immovable property of the Borrowers and their subsidiaries.

The Canadian Facilities require the Borrowers to comply on a consolidated basis with various financial covenants, including maintaining a minimum fixed charge coverage ratio of 1.25, a maximum funded debt to EBITDA ratio of 2.75 and a limitation on funded debt to less than 60% of capitalization. The Canadian Facilities also restrict the ability of the Borrowers to, among other things, (i) provide any funding to any person, including affiliates, in an aggregate amount exceeding $5.0 million CAD or (ii) make distributions in an aggregate amount exceeding 50% of Pioneer Electrogroup Canada Inc.’s previous year’s net income.

Facility A is subject to margin criteria and borrowings bear interest at the bank’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 0.50% per annum or LIBOR plus 2.00% per annum on amounts borrowed in U.S. dollars.

Borrowings under Facility B bear interest at the bank’s prime rate plus 1.00% per annum with principal repayments becoming due on a five year amortization schedule.

Borrowings under Facility C are repayable according to a five year principal amortization schedule and bear interest at the following rates: if the funded debt to EBITDA ratio is equal to or greater than 2.00, the bank’s prime rate plus 1.25% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 1.25% per annum or LIBOR plus 2.50% per annum on amounts borrowed in U.S. dollars; or, if the funded debt to EBITDA ratio is less than 2.00, the bank’s prime rate plus 1.00% per annum on amounts borrowed in Canadian dollars, or the U.S. base rate plus 1.00% per annum or LIBOR plus 2.25% per annum on amounts borrowed in U.S. dollars. In addition, Facility C is subject to a standby fee which is calculated monthly using the unused portion of the facility at either 0.625% per annum if the funded debt to EBITDA ratio is equal to or greater than 2.00, or 0.5625% per annum if the funded debt to EBITDA ratio is less than 2.00.

As of December 31, 2011, the Company had approximately $11.5 million in U.S. dollar equivalents outstanding under the Canadian Facilities and was in compliance with its financial covenant requirements. The Company’s borrowings consisted of approximately $1.8 million outstanding under Facility A, $1.7 million outstanding under Facility B, and $8.0 million outstanding under Facility C.

U.S. Credit Facilities

In January 2008, our Jefferson Electric, Inc. subsidiary entered into a bank loan agreement with a U.S. bank that included a revolving credit facility, initially with a borrowing base limit of $5.0 million and a term credit facility (the “U.S. Facilities”). Monthly payments of accrued interest were required under the revolving credit facility and monthly payments of principal and accrued interest were required under the term credit facility. As of April 30, 2010, the date the Company acquired Jefferson Electric, Inc., final payment of all outstanding amounts under the U.S. Facilities was due on October 31, 2011. The interest rate under the revolving credit facility was equal to the greater of the bank’s reference rate or 6.5% per annum. The interest rate under the term credit facility was 7.27% annually.  Borrowings under the U.S. Facilities were collateralized by substantially all the assets of Jefferson Electric, Inc. which had a net carrying value of approximately $12.3 million as of December 31, 2011 and are guaranteed by its Mexican subsidiary. In addition, an officer of Jefferson Electric, Inc. was a guarantor under the U.S. Facilities and he provided additional collateral to the bank in the form of common stock and a warrant to purchase shares of common stock of the Company held by him.

In November 2011, Jefferson Electric, Inc. revised its financing arrangement and extended the maturity date of the U.S. Facilities to October 31, 2012. The amended loan agreement provides for an increase in the borrowing base limit of its revolving credit facility to $6.0 million and a decrease in the interest rate to the bank’s reference rate (currently 3.25% per annum) plus 2.0% per annum. In connection with the amendment, the Company prepaid $250,000 under the term credit facility and agreed to prepay an additional $750,000 by January 31, 2012. The interest rate under the term credit facility was reduced to 6.0% annually, with monthly payments of principal and accrued interest calculated based on an amortization of the then-remaining principal balance outstanding over a hypothetical 5-year term, with a final payment of all outstanding amounts due on October 31, 2012.

Borrowings under the U.S. Facilities continue to be collateralized by substantially all the assets of Jefferson Electric, Inc. and an officer of the subsidiary remains a guarantor. In addition, the Company entered into a guaranty agreement with respect to Jefferson Electric, Inc.’s obligations under the U.S. Facilities and the bank agreed to release additional collateral consisting of common stock and a warrant held by the officer of Jefferson Electric, Inc. The U.S. Facilities, as amended, require Jefferson Electric, Inc. to comply with certain financial covenants, including a requirement to exceed minimum quarterly targets for tangible net worth and maintain a minimum debt service coverage ratio. The U.S. Facilities, as amended, also restrict Jefferson Electric, Inc.’s ability to pay dividends or make distributions, advances or other transfers of assets.

As of December 31, 2011, Jefferson Electric, Inc. had approximately $4.4 million outstanding under the revolving credit facility, approximately $1.9 million outstanding under the term credit facility and was in compliance with their financial covenant requirements.

11.	Long-Term Debt

Long-term debt consists of the following (in thousands):

	December 31,
	2011	2010
Revolving credit facilities	$6,199	$3,217
Term credit facilities	11,669	2,832
Capital lease obligations	17	31
Total debt and capital lease obligations	17,885	6,080
Less current portion	(8,870)	(6,063)
Total long-term debt and capital lease obligations	$9,015	$17

The annual maturities of long-term debt as of December 31, 2011, were as follows (in thousands):

Long-term
debt
Years Ending December 31,	maturities
2012	$8,870
2013	1,319
2014	1,514
2015	1,711
2016	4,471
Thereafter	-
Total long-term debt maturities	$17,885

Jefferson Electric, Inc. has equipment loans and capital lease obligations that bear interest at rates varying from 0.0% to 18.8% and are repayable in monthly installments.  These obligations are scheduled to be paid in full by December 2013.

12.	Commitments

The Company leases certain offices, facilities and equipment under operating leases expiring at various dates through 2016.  At December 31, 2011 the minimum annual lease commitments under the leases having terms in excess of one year were as follows (in thousands):

Operating
Years Ending December 31,	leases
2012	$801
2013	488
2014	172
2015	49
2016	25
Thereafter	-
Total lease commitments	$1,535

Rent and lease expense was approximately $0.6 million and $0.5 million for 2011 and 2010, respectively.

13.	Common Stock

On April 30, 2010, the Company issued 97,255 common shares in connection with the acquisition of Jefferson Electric, Inc.

During the quarter ended June 30, 2010, the Company also issued 10,000 common shares in lieu of cash payment for investor relations services. The issuance of the shares and related expense was accounted for at the fair value of the shares on the issue date, which amounted to $140,000.

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the shareholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

14.	Stock-Based Compensation

Stock Options

On December 2, 2009, the Company adopted the 2009 Equity Incentive Plan (the “2009 Plan") for the purpose of issuing incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards to employees, directors, consultants and other service providers. A total of 320,000 shares of common stock were reserved for issuance under the 2009 Plan. Options were permitted to be granted under the 2009 Plan on terms and at prices as determined by the board of directors or by the plan administrators appointed by the board of directors.

On March 24, 2011, the Company granted an aggregate of 5,200 incentive stock options to four employees to purchase common shares. Options to purchase 3,200 common shares are exercisable for common shares at an exercise price of $12.00 per share, expire on March 24, 2021 and vest over three years with one-third vesting on the first anniversary of the date of grant and one-third vesting on each of the second and third anniversaries of the date of grant. Options to purchase 2,000 common shares are exercisable for common shares at an exercise price of $13.20 per share, expire on March 24, 2016 and vest over three years with one third vesting on the first anniversary of the date of grant and one third vesting on each of the second and third anniversaries of the date of grant.

On March 24, 2011, the Company granted an aggregate of 3,200 non-qualified stock options to eight directors to purchase common shares. The stock options are exercisable for common shares at an exercise price of $12.00 per share, expire on March 24, 2021 and vest on the first anniversary of the date of grant.

On May 11, 2011, the board of directors of the Company adopted the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) which was subsequently approved by stockholders of the Company on May 31, 2011.

The 2011 Plan replaces and supersedes the 2009 Plan. The Company’s outside directors and employees, including the Company’s principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2011 Plan. The 2011 Plan allows for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the board of directors or a committee of the board of directors that is designated to administer the Plan. Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2011 Plan is 700,000 shares. As of December 31, 2011, 118,400 stock options had been granted, consisting of 65,200 incentive stock options and 53,200 non-qualified stock options.

Expense for stock-based compensation recorded for the years ended December 31, 2011 and 2010 was approximately $0.3 million and $0.2 million, respectively. As of December 31, 2011, the Company had total stock-based compensation expense remaining to be recognized of approximately $0.3 million.

The following are assumptions used in the Black-Scholes-Merton Valuations:

	Year Ended December 31,
	2011	2010
Expected Volatility	46 - 50%	47 - 51%
Expected life in years	3.5 - 6.0	3.5 - 6.0
Risk-free interest rate	1.49 - 2.55%	1.77 - 2.84%
Dividend yield	0%	0%

A summary of stock option activity under all plans as of December 31, 2011, and changes during the year then ended, is presented below:

		Weighted-	Weighted-
	Stock	average exercise	average remaining	Aggregate
	options	price (per share)	contractual term	intrinsic value
Balance December 31, 2010	110,000	$15.29
Granted	8,400	12.29
Exercised	-	-
Forfeited	-	-
Outstanding on December 31, 2011	118,400	15.07	7.05	$-
Exercisable on December 31, 2011	38,000	-	7.02	$-

Warrants

As of December 31, 2011, the Company had warrants outstanding to purchase 640,000 shares of common stock with an average exercise price of approximately $14.00 per share. The warrants expire on dates beginning on December 2, 2014 and ending on April 30, 2015. No warrants were exercised during the year ended December 31, 2011.

On April 19, 2010, the Company agreed to issue a four-year warrant to its investor relations firm and its designees to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $16.25 per share. These warrants have been issued and were accounted for at their fair value amounting to approximately $50,200. The Company expensed the entire fair value of these warrants during the three month period ended June 30, 2010.

On April 30, 2010, the Company granted a five-year warrant, subject to an 18-month lockup agreement, to purchase up to 200,000 shares of common stock at $16.25 per share to the former sole shareholder of Jefferson Electric, Inc. The warrant was accounted for at its fair value amounting to $790,000, which for accounting purposes was included in the Jefferson Electric, Inc. purchase price allocation.

The following are assumptions used in the Black-Scholes-Merton Valuations:

Year Ended December 31,
	2011	2010
Expected Volatility	-	49.57 - 51.13%
Expected life	-	4.0 - 5.0
Risk-free interest rate	-	2.01 - 2.42%
Dividend yield	-	-

The following table summarizes the continuity of the Company's warrants:

	Number of	Weighted average
	shares	exercise price
Balance December 31, 2010	640,000	$14.00
Granted	-	-
Exercised	-
Balance December 31, 2011	640,000	$14.00

15.	Income Taxes

The components of the income tax provision were as follows (in thousands):

	Year Ended December 31,
	2011	2010
Current
Federal	$104	$6
State	12	1
Foreign	807	526
Deferred	(150)	(206)
Total income tax provision	$773	$327

The components of earnings before income taxes are summarized below (in thousands):

	Year Ended December 31,
	2011	2010
U.S. operations	$(540)	$(972)
Foreign	3,784	4,533
Income from continuing operations before income taxes	$3,244	$3,561

A reconciliation from the statutory U.S. income tax rate to the Company's effective income tax rate, as computed on earnings before income taxes, is as follows:

	Year Ended December 31,
	2011	2010
Federal income tax at statutory rate	35%	35%
State and local income tax, net	-	-
Foreign rate differential	(9)	(5)
Uncertain tax positions	3	4
Foreign tax recovery	(11)	(23)
Other	6	(1)
Effective income tax expense rate	24%	9%

The Company’s provision for income taxes reflects an effective tax rate on earnings before income taxes of 24% in 2011 (9% in 2010). The increase in the effective rate resulted primarily from a settlement the Company reached with the Canadian tax authority in 2010 that partially reversed an assessment recorded in 2008. The Company recognized a $0.8 million benefit in its 2010 tax provision related to the settlement and another $0.3 million benefit which was recorded during 2011. In addition, the Company's effective tax rate also increased due to U.S. net operating loss carryforwards that were used in 2010 but no longer available throughout 2011.  The U.S. net operating loss carryforwards were utilized primarily as a result of distributions received from the Company's foreign subsidiaries.

The net deferred income tax asset (liability) was comprised of the following (in thousands):

	December 31,
	2011	2010
Current deferred income taxes
Gross assets	$753	$245
Gross liabilities	-	-
Net current deferred income tax asset	753	245

Noncurrent deferred income taxes
Gross assets	679	611
Gross liabilities	(3,301)	(2,310)
Net noncurrent deferred income tax (liability) asset	(2,622)	(1,699)
Net deferred income tax (liability) asset	$(1,869)	$(1,454)

The gross liabilities of the Company's net deferred tax liability arose primarily due to the effect of non-deductible intangible assets and goodwill that were recorded in connection with acquisitions.  The tax effect of temporary differences between GAAP accounting and federal income tax accounting creating deferred income tax assets and liabilities were as follows (in thousands):

	December 31,
	2011	2010
Deferred tax assets
Canada net operating loss carryforwards	$53	$-
U.S. net operating loss carryforward	-	383
Pension plan	155	-
Foreign tax credits	455	136
Property and equipment	404	(92)
Other	365	521
	1,432	948
Less valuation allowance	-	-
Net deferred tax assets	1,432	948
Deferred tax liabilities
Other	(3,301)	(2,402)
Deferred liability, net	$(1,869)	$(1,454)

The Company believes that its deferred tax assets in other tax jurisdictions are more likely than not realizable through future reversals of existing taxable temporary differences and its estimate of future taxable income.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits, exclusive of interest and penalties, is as follows (in thousands):

	December 31,
	2011	2010
Balance as of December 31, 2010	$161	$-
Increases related to tax positions taken during the period	104	161
Decreases related to expectations of statute of limitations	-	-
Balance as of December 31, 2011	$265	$161

The Company’s policy is to recognize interest and penalties related to income tax matters as interest expense.

Management believes that an adequate provision has been made for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. If any issues addressed in the Company’s tax audits are resolved in a manner not consistent with management’s expectations, the Company could be required to adjust its provision for income taxes in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably likely that its unrecognized tax benefits would materially change in the next twelve months.

16.	Pension Plan

The Company sponsors a defined benefit pension plan in which a majority of its Canadian employees are members. The employer contributes 100% to the plan. The benefits, or the rate per year of credit service, are established by the Company and updated at its discretion.

Cost of Benefits

The components of the expense the Company incurred under the pension plan are as follows (in thousands):

	Year Ended December 31,
	2011	2010
Current service cost, net of employee contributions	$25	$40
Interest cost on accrued benefit obligation	149	151
Expected return on plan assets	(159)	(147)
Amortization of transitional obligation	14	14
Amortization of past service costs	9	9
Amortization of net actuarial gain	33	33
Total cost of benefit	$71	$100

Benefit Obligation

The Company’s obligation for the pension plan is valued annually as of the beginning of each fiscal year. The projected benefit obligation represents the present value of benefits ultimately payable to plan participants for both past and future services expected to be provided by the plan participants.

The Company's obligations pursuant to the pension plan are as follows (in thousands):

	December 31,
	2011	2010
Projected benefit obligation, at beginning of year	$2,732	$2,404
Current service cost	25	40
Interest cost	149	151
Impact of change in discount rate	229	107
Benefits paid	(192)	(164)
Past service cost	-	60
Employee contributions	35	2
Foreign exchange adjustment	(67)	132
Projected benefit obligation, at end of year	$2,911	$2,732

A summary of expected benefit payments related to the pension plan is as follows (in thousands):

Year ending December 31,	Pension plan
2012	$166
2013	184
2014	197
2015	218
2016	217
2017 - 2021	$1,044

Other changes in plan assets and benefit obligations recognized in other comprehensive income are as follows (in thousands):

	Year Ended December 31,
	2011	2010
Net loss	$432	$69
Prior service cost	-	57
Amortization of prior service cost	(8)	(9)
Amortization of gain	(32)	(31)
Amortization of transitional asset	(13)	(14)
	379	72
Taxes	102	22
Total recognized in other comprehensive income, net of taxes	$277	$50

           The estimated net loss amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $32,000.  The estimated prior service cost amortized from accumulated other comprehensive income into net periodic benefit cost over the next  year amounts to approximately $9,000. The estimated transitional asset amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $13,000.

The accumulated other comprehensive loss consists of the following amounts that have not yet been recognized as components of net benefit cost (in thousands):

	December 31,
	2011	2010
Unrecognized prior service cost	$129	$138
Unrecognized net actuarial loss	97	111
Unrecognized transitional obligation	1,182	780
Deferred income taxes	(415)	(312)
	$993	$717

Plan Assets

Assets held by the pension plan are invested in accordance with the provisions of the Company’s approved investment policy. The pension plan’s strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments. The asset allocation for the pension plan at the end of fiscal years 2011 and 2010 and the target allocation for fiscal year 2012, by asset category, is as follows:

	Allocation at December 31,		2012 target
	2011	2010	allocation
Equity securities	58%	58%	56%
Fixed income securities	34	33	38
Real estate	6	4	4
Other	2	5	2
Total	100%	100%	100%

The fair market values, by asset category are as follows (in thousands):

	Fair value measurements at
	December 31,
	2011	2010
Equity securities	$1,359	$1,406
Fixed income securities	795	800
Real estate	141	97
Other	47	121
Total	$2,342	$2,424

Changes in the assets held by the pension plan in fiscal 2011 and 2010 are as follows (in thousands):

	December 31,
	2011	2010
Fair value of plan assets, at beginning of year	$2,424	$2,042
Actual return on plan assets	(44)	180
Employer contributions	173	254
Employee contributions	34	3
Benefits paid	(192)	(164)
Foreign exchange adjustment	(53)	109
Fair value of plan assets, at end of year	$2,342	$2,424

Contributions

The Company’s policy is to fund the pension plan at or above the minimum required by law. The Company made $0.2 million of contributions to its defined benefit pension plan in each of 2011 and 2010. The Company expects to make contributions of less than $0.2 million to the defined benefit pension plan in fiscal 2012. Changes in the discount rate and actual investment returns which continue to remain lower than the long-term expected return on plan assets could result in the Company making additional contributions.

Funded Status

The funded status of the pension plan is as follows (in thousands):

	December 31,
	2011	2010
Projected benefit obligation	$2,911	$2,732
Fair value of plan assets	2,342	2,424
Accrued obligation (long term)	$569	$308

Assumptions

Assumptions used in accounting for the pension plan are as follows:

	December 31,
	2011	2010
Weighted average discount rate used to determine the accrued benefit obligations	4.80%	5.50%
Discount rate used to determine the net pension expense	5.50%	5.85%
Expected long-term rate on plan assets	6.50%	6.50%

To determine the expected long-term rate of return on pension plan assets, the Company considers the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. The Company applies the expected rate of return to a market related value of the assets which reduces the underlying variability in assets to which the Company applies that expected return. The Company amortizes gains and losses as well as the effects of changes in actuarial assumptions and plan provisions over a period no longer than the average future service of employees.

Primary actuarial assumptions are determined as follows:

The expected long-term rate of return on plan assets is based on the Company’s estimate of long-term returns for equities and fixed income securities weighted by the allocation of assets in the plans. The rate is impacted by changes in general market conditions, but because it represents a long-term rate, it is not significantly impacted by short-term market swings. Changes in the allocation of plan assets would also impact this rate.

The assumed discount rate is used to discount future benefit obligations back to today’s dollars. The discount rate is reflective of yield rates on U.S. long-term investment grade corporate bonds on and around the December 31 valuation date. This rate is sensitive to changes in interest rates. A decrease in the discount rate would increase the Company’s obligation and expense.

17.	Comprehensive Income

The components of the Company’s comprehensive income (loss) were as follows (in thousands):

	Year Ended December 31,
	2011	2010
Net earnings	$(60)	$2,946
Foreign currency translation adjustments	(241)	$436
Pension adjustment net of taxes	(277)	(50)
Total	$(578)	$3,332

18.	Major Customers

Sales to two customers accounted for approximately 21% and 11%, respectively, of the Company’s sales in 2011 (36% and 9% in 2010).

19.	Related Party Transactions

The following table summarizes the Company's related party transactions measured at the exchange amount, which is the amount of the consideration established and agreed to by the related parties (in thousands):

	Year Ended December 31,
	2011	2010

Companies under common significant influence - Consulting and administration fee expenses	$-	$66

In 2011 and 2010, the Company paid $0 and $66,000, respectively, to a company controlled by a limited partner of a shareholder of the Company, as reimbursement for rent, office services, and travel and entertainment expenses.

20.	Geographical Information

The Company has one material operating segment, being the sale of electrical equipment. Revenues are attributable to countries based on the location of the Company's customers (in thousands):

	Year Ended December 31,
	2011	2010
Canada	$42,258	$32,954
United States	25,390	13,808
Others	1,142	474
Total	$68,790	$47,236

The distribution of the Company’s property, plant and equipment by geographic location is approximately as follows (in thousands):

	December 31,
	2011	2010
Canada	$5,902	$2,234
United States	283	192
Mexico	3,798	2,162
Total	$9,983	$4,588

21.	Basic and Diluted Earnings Per Common Share

Basic and diluted earnings per common share are calculated based on the weighted average number of shares outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon exercise of certain warrants. The Company’s employee and director stock options have been excluded from the calculation of diluted earnings per share since they are anti-dilutive. The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	Year Ended December 31,
	2011	2010
Numerator:
Net earnings from continuing operations	$2,471	$3,234

Denominator:
Weighted average basic shares outstanding	5,907	5,872
Effect of dilutive securities -- employee and director stock option awards	-	-
Net dilutive effect of warrants outstanding	42	58
Denominator for diluted earnings per common share	5,949	5,931

Earnings per common share basic and diluted:
Basic	$0.42	$0.55
Diluted	$0.42	$0.55

BEMAG TRANSFORMER INC.

FINANCIAL STATEMENTS

JUNE 30, 2011

SUMMARY

Page
Report of Independent Registered Public Accounting Firm	2
Balance Sheet	3
Statement of Retained Earnings	4
Statement of Earnings	5
Statement of Cash Flow	6
Notes to Financial Statements	7 - 21

Blain, Joyal, Charbonneau S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
1410, Principale St., Suite 104
Sainte-Julie, Quebec J3E 1R6
Téléphone / Telephone : 450-922-4535
Télécopieur / Facsimile : 450-922-5380
www.groupebjc.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Bemag Transformer Inc.

We have audited the accompanying balance sheet of BEMAG TRANSFORMER INC. as at June 30, 2011 and the related statements of earnings, retained earnings and cash flows for the year ended June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2011 and the results of its operations and its cash flows for the year ended June 30, 2011 in accordance with Canadian generally accepted accounting principles.

/s/ Blain, Joyal, Charbonneau CA

Blain, Joyal, Charbonneau CA1
Sainte-Julie
April 13 , 2012

1. CA auditor permit no. 13302

BEMAG TRANSFORMER INC.

BALANCE SHEET

AS AT JUNE 30, 2011	Page 3

	2011	2010
		(Unaudited)
ASSETS
CURRENT ASSETS
Accounts receivable (note 5)	$2,938,718	$2,812,896
Income taxes receivable	18,944	-
Inventories (note 6)	3,213,332	2,468,355
Investment tax credit receivable	174,517	217,665
Prepaid expenses	28,597	8,465
Future income taxes	3,220	49,395
	6,377,328	5,556,776
PROPERTY, PLANT AND EQUIPMENT (note 7)	1,807,153	1,682,304
	$8,184,481	$7,239,080

LIABILITIES
CURRENT LIABILITIES
Bank overdraft	$525,372	$948,699
Bank loan (note 8)	1,310,000	980,000
Accounts payable and accrued liabilities (note 9)	1,819,108	1,149,624
Current portion of long-term debt (note 10)	438,568	303,600
	4,093,048	3,381,923
LONG-TERM DEBT (note 10)	951,967	697,292
FUTURE INCOME TAXES	228,879	174,096
RETRACTABLE SHARES (note 11)	20	20
	5,273,914	4,253,331
SHAREHOLDERS' EQUITY
ISSUED CAPITAL (note 11)
Preferred shares retractable at $3,210,000 at the option of the holder	92	100
Other shares	100	100
	192	200
CONTRIBUTED SURPLUS (note 12)	246,830	246,830
RETAINED EARNINGS	2,663,545	2,738,719
	2,910,567	2,985,749
	$8,184,481	$7,239,080
COMMITMENTS (note 13)

Signed for the board,
/s/ Gilles Mazoyer, director

The accompanying notes are an integral part of these financial statements.

BEMAG TRANSFORMER INC.

STATEMENT OF RETAINED EARNINGS

FOR THE YEAR ENDED JUNE 30, 2011	Page 4

	2011	2010
		(Unaudited)

BALANCE, BEGINNING OF YEAR
AS PREVIOUSLY REPORTED	$2,996,340	$2,830,890
PRIOR PERIOD ADJUSTMENT (note 4)	(257,621)	-
	2,738,719	2,830,890
NET EARNINGS	434,427	(92,171)
PREMIUM ON REDEMPTION OF SHARES	(289,992)	-
	2,883,154	2,738,719

DIVIDENDS	(219,609)	-
BALANCE, END OF YEAR	$2,663,545	$2,738,719

The accompanying notes are an integral part of these financial statements.

BEMAG TRANSFORMER INC.

STATEMENT OF EARNINGS

FOR THE YEAR ENDED JUNE 30, 2011	Page 5

	2011	2010
		(Unaudited)

SALES	$14,876,985	$13,874,512
COST OF SALES (including amortization of $108,337; 2010 - $113,974)	11,506,845	11,859,481
GROSS MARGIN	3,370,140	2,015,031
EXPENSES
Selling, general and administrative expenses	2,586,004	1,895,066
Financial expenses	151,127	107,321
Research and development	87,869	289,358
Research and development tax credits	(61,069)	(217,665)
Foreign exchange loss (gain)	(47,767)	25,127
Amortization	86,213	82,857
	2,802,377	2,182,064
EARNINGS (LOSS) BEFORE INCOME TAXES	567,763	(167,033)
INCOME TAXES
Current (recovered)	32,378	(67,445)
Future	100,958	(7,417)
	133,336	(74,862)
NET EARNINGS (LOSS)	$434,427	$(92,171)

The accompanying notes are an integral part of these financial statements.

BEMAG TRANSFORMER INC.

STATEMENT OF CASH FLOW

FOR THE YEAR ENDED JUNE 30, 2011	Page 6

	2011	2010
		(Unaudited)

OPERATING ACTIVITIES (note 14)

Net earnings (loss)	$434,427	$(92,171)
Non-cash items:
Amortization of property, plant and equipment	194,550	196,831
Gain on disposal of property, plant and equipment	(7,832)	-
Future income taxes	100,958	(7,417)
	722,103	97,243
Net change in non-cash working capital items (note 14)	(999,112)	(273,313)
	(277,009)	(176,070)

INVESTING ACTIVITIES

Changes in advances to a company under common control	711,197	-
Changes in advances to shareholders	90,672	(128,838)
Acquisition of property, plant and equipment	(411,752)	(679,479)
Proceeds from sale of property, plant and equipment	40,185	799,580
	430,302	(8,737)

FINANCING ACTIVITIES

Issuance of class H shares	10	-
Redemption of class H shares	(10)	-
Bank indebtedness	(423,327)	948,699
Changes in bank loan	330,000	(593,500)
Repayment of note payable	-	(400,000)
Repayment of advances from a shareholder	-	(296)
Long-term debt	861,374	400,000
Repayment of long-term debt	(471,731)	(324,287)
Repurchase of class D shares	(230,000)	-
Dividends	(219,609)	-
	(153,293)	30,616
DECREASE IN BANK OVERDRAFT	-	(154,191)
BANK OVERDRAFT, BEGINNING OF YEAR	-	154,191
BANK OVERDRAFT, END OF YEAR	$-	$-

The accompanying notes are an integral part of these financial statements.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 7

1.	DESCRIPTION OF THE BUSINESS

The Company, incorporated under the Canada Business Corporations Act, manufactures and distributes transformers.

2.	SIGNIFICANT ACCOUNTING POLICIES

Private enterprises are not required to apply the following Sections of the CICA Handbook: 1530, 3855, 3862, 3863 and 3865 which would otherwise have applied to the financial statements of the Company for the year ended June 30, 2011. The Company has elected to use this exemption and applies the requirements of Section 3860 and of Accounting Guideline 13 (AcG-13) of the CICA Handbook.

The Company, with the unanimous consent of its shareholders, has elected to prepare its financial statements in accordance with Canadian generally accepted accounting principles, using the differential reporting options described below available to non-publicly accountable enterprises. The significant accounting policies are:

Differential reporting options

Share capital

The Company has elected to present Class D and E shares issued in tax planning arrangements under the Income Tax Act as equity. The Company would have otherwise presented these shares as liabilities.

Financial instruments

The Company has elected to disclose fair value information only for financial assets and liabilities for which fair value is readily obtainable.

Cash and cash equivalents

Cash and cash equivalents comprises cash on hand, demand deposits and investments with an original maturity at the date of purchase of three months or less.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 8

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Raw materials are valued at the lower of cost and net realizable value, the cost being determined using the first in, first out method. Net realizable value is the estimated selling price in the normal course of business less the estimated costs of completion and the estimated necessary selling costs.

Work in process and finished goods are valued at the lower of weigthted average production cost and net realizable value. The cost of work in process and finished goods includes the cost of raw materials and the applicable share of the cost of labour and fixed and variable production overheads. Net realizable value is the estimated selling price less the estimated cost of completion and the estimated necessary selling cost.

Periodical reviews of the inventory are performed for excess inventory, obsolescence and declines in market value below cost and allowances are recorded against the inventory balance for any such declines. The Company writes down the value of ending inventory for obsolete and unmarketable inventory equal to the difference between the cost of inventory and the estimated market value. These reviews require management to estimate future demand for products and evaluate market conditions. Possible changes in these estimates could result in a write-down of inventory. If actual market conditions are less favorable than those projected, additional inventory write-downs may be required.

Property, plant and equipment

Property, plant and equipment are recorded at cost . Amortization is based on their estimated useful life using the following methods, rates and periods:

	Methods

Security equipment	Straight-line method	5%
Machinery and equipment	Straight-line method	5% and 10%
Bridge crane	Declining balance	20%
Automotive equipment	Declining balance	30%
Office furniture	Declining balance	20%
Computer hardware	Declining balance	30%
Leasehold improvements	Straight-line method	Terms of the lease
Machinery under construction	Not depreciated

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 9

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when their carrying value exceeds the total undiscounted cash flows expected from their use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value.

Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the enacted and substantively enacted income tax rates for the years in which the differences are expected to reverse. Future income tax assets are recognized to the extent it is more likely than not they will be realized.

Foreign currency translation

The Company uses the temporal method to translate its foreign currency transactions. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the year. Translation gains or losses are included in earnings.

Derivative financial instruments

Derivative financial instruments held for trading or speculative purposes or that are not eligible for hedge accounting are recognized on the balance sheet at their fair value, with changes in fair value recognized in net earnings.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 10

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition and accrued warranty reserve

Revenue is recognized when (1) persuasive evidence of an arrangement exists, (2) delivery occurs, (3) the sales price is fixed or determinable, (4) collectibility is reasonably assured and (5) customer acceptance criteria, if any, have been successfully demonstrated. Revenue is recognized on the sale of goods, when the significant risks and rewards of ownership have been transferred to the buyer upon delivery, provided that the Company maintains neither managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold. There are no further obligations on the part of the Company subsequent to revenue recognition, except when customers have the right of return or when the Company warrants the product. The Company records a provision for future returns, based on historical experience at the time of shipment of products to customers. The Company warrants some of its products against defects in design, materials and workmanship for a period of one year. The Company records a provision for estimated future warranty costs based on historical relationship of warranty claims to sales at the time of shipment of products to customers. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual experience. As at June 30, 2011, the accrued warranty reserve amounted to $22,000 (2010 - $NIL).

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include inventory provision, useful lives and impairment of long-lived assets, allowance for doubtful accounts and investment tax credits. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Research and development tax credits

Research and development tax credits are accounted for in reduction of operating expenses.

Capital grants and research and development tax credits are accounted for in reduction of related property, plant and equipment cost.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 11

3.	CHANGE IN ACCOUNTING POLICY

Future accounting changes

New accounting framework

The CICA has issued a new accounting framework applicable to Canadian private enterprises. Effective for fiscal years beginning on January 1, 2011, private enterprises will have to choose between International Financial Reporting Standards (IFRS) and Generally accepted accounting principles for private enterprises, whichever suits them best. Early adoption of these standards is permitted. The Company currently plans to adopt the new accounting standards for private enterprises for its fiscal year beginning on July 1, 2011. The impact of this transition has not yet been determined.

4.	PRIOR PERIOD ADJUSTMENT

On November 10, 2011, an audit report in accordance with Canadian generally accepted auditing standards with a qualified opinion regarding opening inventory was originally issued on the financial statements of the company for the year ended June 30, 2011. Following the disclosure of this audit report within the amended 8-K form filed at the United States Securities and Exchange Commission (SEC) on January 13, 2012 by the company Pioneer Power Solutions inc., the SEC has required to remove the qualified opinion and that the auditor's report meets the requirements of Generally Accepted auditing standards in the United States (U.S. GAAS). Additional work has been done to issue an audit opinion on the opening inventory of the company and a report complying with U.S. GAAS has also been issued on April 13, 2012.

Following the additional work done on opening inventory of July 1st, 2010, a retrospective adjustment of financial statements for the year ended June 30, 2010 was required. This adjustment resulted in decreasing the inventory as at June 30, 2010 of $357,000, increasing the current future income taxes asset of $49,395, decreasing the income taxes payable of $49,984, increasing the cost of sales of $357,000, decreasing the current income taxes expense of $49,984, decreasing the future income taxes expense of $49,395 and decreasing the retained earnings of $257,621.

For the year ended June 30, 2011, compared to the financial statements issued with the auditor’s report dated November 10, 2011, this adjustment results in a reduction of the retained earnings at beginning of $257,621, a decrease in cost of sales of $357,000, an increase of the current income taxes expense of $17,097, an increase of the future taxes expense of $49,395, an increase in income taxes receivable and retained earnings of $32,887 each.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 12

5.	ACCOUNTS RECEIVABLE

	2011	2010
		(Unaudited)

Trade	$2,799,053	$1,868,339
Advances to shareholders, non-interest-bearing	38,166	128,838
Other receivables	1,670	4,693
Company under common control, non-interest-bearing	99,829	811,026
	$2,938,718	$2,812,896

Accounts receivable as at June 30, 2011 include approximately $NIL (June 30, 2010 - $2,281) receivable in U.S. currency (U.S.$NIL; June 30, 2010 - U.S.$2,151).

6.	INVENTORIES

	2011	2010
		(Unaudited)

Raw materials	$2,091,296	$1,477,987
Work in process	239,304	401,832
Finished goods	882,732	588,536
	$3,213,332	$2,468,355

The write-down of inventories to their net realizable value amounted to approximately $156,284 (2010 - $NIL).

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 13

7.	PROPERTY, PLANT AND EQUIPMENT

		2011		2010
				(Unaudited)
		Accumulated	Net	Net
	Cost	amortization	value	value

Security equipment	$42,665	$26,800	$15,865	$17,998
Machinery and equipment	2,059,427	981,284	1,078,143	1,062,499
Bridge crane	58,637	50,758	7,879	9,849
Automotive equipment	160,574	138,483	22,091	88,966
Office furniture	97,737	67,691	30,046	36,181
Computer hardware	354,694	242,917	111,777	131,657
Leasehold improvements	3,984	3,984	-	2,971
Machinery under construction	541,352	-	541,352	332,183
	$3,319,070	$1,511,917	$1,807,153	$1,682,304

During the year, a tax credit for investment of $9,910 (2010 - NIL) and a research and development tax credit of $113,448 (2010 - NIL) were recorded for in reduction of property, plant and equipment.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 14

8.	BANK LOAN

As at June 30, 2011, the Company had a line of credit amounting to $2,000,000. The line of credit cannot exceed 75% of eligible accounts receivable, 50% of eligible raw materials and finished goods up to $1,150,000. The line of credit bears interest at the bank prime rate plus 0.75%.

The Company also has a line of credit up to U.S.$300,000 and a foreign exchange risk facility up to $300,000.

The credit facilities are secured by a general assignment of accounts receivable and inventories, by a first rank movable hypothec of $4,000,000 on all the assets of the Company, tangible and intangible, present and future and by a $1,000,000 guarantee from a company under common control.

Under the terms of the bank loan, the Company must satisfy certain financial covenants such as a minimum capital ratio of 1.2:1, a debt/equity ratio not exceeding 2.5:1 and a minimum fixed costs coverage of 1.1:1. As at June 30, 2011, the Company was in compliance with these requirements.

Subsequent to the year end, the Company entered into a new credit facility agreement with its parent company, as explained in the subsequent event note (note 20).

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2011	2010
		(Unaudited)

Accounts payable and accrued liabilities	$1,554,175	$891,038
Salaries and vacation payable	211,363	214,950
Sales tax payable	53,570	43,636
	$1,819,108	$1,149,624

Accounts payable and accrued liabilities as at June 30, 2011 include approximately $331,045 (June 30, 2010 - $83,722) payable in U.S. currency (U.S.$343,229; June 30, 2010 - U.S.$78,941).

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 15

10.	LONG-TERM DEBT

	2011	2010
		(Unaudited)
Term bank loan, bearing interest at bank prime rate plus 1.5%, National Bank of Canada, payable until November 2012 by monthly instalments of $6,964 plus interest (1)	$118,393	$201,964
Term bank loan, bearing interest at 6.25%, National Bank of Canada, payable until June 2015 by monthly instalments of $4,762, interest included (1)	290,476	342,857
Term bank loan, bearing interest at bank prime rate plus 1.5%, National Bank of Canada, payable until August 2012 by monthly instalments of $6,964 plus interest (1)	111,428	181,071
Term bank loan, bearing interest at bank prime rate plus 3.0%, Fonds de Solidarité FTQ Inc., payable until March 2013 by monthly instalments of $8,333 plus interest	175,000	275,000
Term bank loan, bearing interest at 6.25%, National Bank of Canada, payable until June 2015 by monthly instalments of $9,524 plus interest, renewable in June 2015 (1)	695,238	-
	1,390,535	1,000,892
Current portion of long-term debt	438,568	303,600
	$951,967	$697,292

(1) Under the terms of the bank loan, the Company must satisfy certain financial ratios such as a minimum capital ratio of 1.2:1, a debt/equity ratio not exceeding 2.5:1 and a minimum fixed costs coverage of 1.1:1. As at June 30, 2011, the Company was in compliance with these requirements.

Subsequent to the year end, the Company entered into a new credit facility agreement with its parent company, as explained in the subsequent event note (note 20).

As security for the term loans in the amount of $1,215,535, the Company has pledged all of its assets to a limit of $4,000,000.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 16

10.	LONG-TERM DEBT (continued)

Long-term debt principal repayments over the five years are the following:

2012	$438,568
2013	$309,117
2014	$171,432
2015	$233,332
2016	$114,288

11.	ISSUED CAPITAL

Authorized:

Unlimited number of Class A shares, participating, voting, without par value

Unlimited number of Class B shares, participating, non-voting, without par value

Unlimited number of Class C shares, non-participating, voting, without par value, redeemable by the Company or the shareholder at their paid-up amount, without dividend

Unlimited number of Class D shares, non-participating, non-voting, without par value, redeemable at the option of the Company or the holder at the consideration received upon issue, with a non-cumulative preferred monthly dividend of 0.5% calculated on the redemption price

Unlimited number of Class E shares, non-participating, non-voting, without par value, redeemable at the option of the Company or the holder at the consideration received upon issue, with a non-cumulative preferred monthly dividend of 0.75% calculated on the redemption price

Unlimited number of Class F shares, non-participating, non-voting, without par value, redeemable at the option of the Company or the holder at the consideration received upon issue, with a non-cumulative preferred monthly dividend of 1% calculated on the redemption price

Unlimited number of Class G shares, non-participating, non-voting, without par value, redeemable at the option of the Company or the holder at their paid-up amount with a non-cumulative preferred monthly dividend which the rate or the amount is determined by the board of director

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 17

11.	ISSUED CAPITAL (continued)

Authorized: (continued)

Unlimited number of Class H shares, non-participating, non-voting, without par value, redeemable at the option of the Company or the holder at their paid-up amount with a non-cumulative preferred dividend which the rate or the amount is determined by the board of director

	2011	2010
		(Unaudited)
Issued and paid:

Presented as liabilities

200 Class C retractable shares	$20	$20
Presented as equity

100 Class A shares	$100	$100
2,960,000 Class D shares, retractable at $1 per share (3,250,000 in 2010)	85	93
250,000 Class E shares, retractable at $1 per share	7	7
	$192	$200

During the year, the Company cancelled 8 Class D shares in consideration of the transfer of automotive equipment amounting to approximately $60,000 and the transfer of a loan receivable shareholder amounting to approximately $230,000. As a result, the stated value of the Class D shares has been reduced by $8 and the excess of $289,992 has been charged to retained earnings.

During the same period the Company issued 10 Class H shares for a consideration of $10. Therefore, the stated value of the Class H shares has been increased by $10. The Company subsequently repurchased 10 Class H shares for a cash consideration of $10 and therefore the stated capital of Class H shares has been reduced by $10.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 18

12.	CONTRIBUTED SURPLUS

In 2010, the Company transferred property, plant and equipment to a company under common control for a cash consideration of $799,580. The sale price represents the directors' best estimate of the current value of the property, plant and equipment. The transaction has been measured in these financial statements at the carrying amount of the property, plant and equipment previously recognized in the accounts of the Company, which amounts to $480,978. The difference between the cash received and the carrying amount of the property, plant and equipment less current and future income taxes of $61,084 and $10,688 respectively, has been credited to contributed surplus.

13.	COMMITMENTS

The Company is committed under non cancellable operating leases for its facilities to pay $135,000 per year to a shareholder until June, 2014.

14.	CASH FLOWS

Cash flows from interest and income taxes

	2011	2010
		(Unaudited)

Interest paid	$130,179	$98,550
Income taxes paid (received)	$51,322	$(132,939)

Net change in non-cash working capital items

	2011	2010
		(Unaudited)

Accounts receivable	$(927,691)	$(613,565)
Inventories	(744,977)	568,832
Investment tax credits receivable	43,148	-
Prepaid expenses	(20,132)	13,665
Accounts payable and accrued liabilities	669,484	(90,012)
Income taxes	(18,944)	(152,233)
	$(999,112)	$(273,313)

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 19

15.	PENSION PLAN

The Company has a defined contribution pension plan offered to basically all employees. The Company contributes to the plan for an amount equal of the employees contributions up to a maximum of 3% of their salaries. The benefit cost for 2011 amount to approximately $38,671 (2010 - $33,349).

16.	COMPARATIVE FIGURES

The presentation of certain accounts of the previous year has been changed to conform with the presentation adopted for the current year.

The unaudited financial statements for June 30, 2010, which are presented for comparative purposes only, were reviewed and reported upon by other chartered accountants.

17.	FINANCIAL INSTRUMENTS

Risk management policy

The Company is exposed to various risks through its financial instruments. The following analysis provides a measure of the risks at the balance sheet date.

Currency risk

The Company realizes approximately 62% of its purchase and 9% of its sales in U.S. dollars and is thus exposed to the fluctuations in the currencies. The Company manages actively this risk.
The bank overdraft as at June 30, 2011 include approximately $166,055 (2010 - $483,186) in U.S. curreny (U.S.$160,160; 2010 - $455,578).

Credit risk

The Company provides credit to its customers in the normal course of its operations. It carries out, on a continuing basis, credit checks on its customers and maintains provisions for contingent credit losses. Three customers represent 42% (2010 - two customers - 44%) of the Company's accounts receivable as at June 30, 2011. At the date of the preparation of the financial statements, 99% of the amount had been cashed in.

Interest rate risk

The Company is subject to interest rate risk since its borrowings bear variable interest rates.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 20

17.	FINANCIAL INSTRUMENTS (continued)

Fair value

The Company has elected not to disclose fair value information about financial assets and liabilities for which fair value was not readily obtainable. The fair value of the other assets and liabilities has been established as follows:

The Fair value of accounts receivable, bank overdraft, bank loan and accounts payable and accrued liabilities is approximately equal to their carrying values to their short-term maturity.

18.	RELATED PARTY TRANSACTIONS

The following table presents a summary of the related party transactions during the year:

	2011	2010
		(Unaudited)

Company under common control

Sales	$969,497	$1,616,768
Purchases	$2,083,315	$1,192,616
Management fees	$20,455	$-

Shareholder

Rental expenses	$120,000	$120,000

These transactions were concluded in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

As at June 30, 2011, the Company acquired inventory and accounts receivable from a Company under common control for a value of $541,398 ($U.S. 522,182) and $168,867 ($U.S. 175,083) respectively. In consideration of these assets, the Company reduced its accounts receivable from this related company of the same amounts. These transactions were measured at the carrying value of the assets acquired.

As of June 30, 2011, the Company sold automotive equipment to a Company under common control and a shareholder for a value of $20,615 and $67,085 respectively. These transactions were measured at the carrying value of the assets sold.

BEMAG TRANSFORMER INC.

NOTES TO FINANCIAL STATEMENTS

AS AT JUNE 30, 2011	Page 21

19.	ECONOMIC DEPENDANCE

During the year, sales to three clients represented 48% of total sales.

20.	SUBSEQUENT EVENT

On May 13, 2011, the shareholders of the Company entered into an agreement to sell all the issued and outstanding shares of the Company, effective as of July 1, 2011.

On July 1, 2011, the company entered into a new credit facility agreement with its parent company to refinance the bank indebtedness, bank loan and long-term debt previously held by National Bank of Canada and Fonds de Solidarité FTQ Inc.

The credit facility held by National Bank of Canada and the long-term debt held by the Fonds de Solidarité FTQ Inc. were paid in July 2011.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$748.65
Accounting Fees and Expenses	20,000.00
Legal Fees and Expenses	70,000.00
Miscellaneous Fees and Expenses	4,251.35
Total	$95,000.00

Item 14.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 15.   Recent Sales of Unregistered Securities.

On December 2, 2009, we consummated a private placement pursuant to which we sold an aggregate of 1,000,000 shares of common stock to 18 investors for aggregate gross proceeds of $5,000,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities in this private placement qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On December 2, 2009, we entered into a share exchange agreement with Pioneer Transformers Ltd., a company incorporated under the Canada Business Corporations Act, and Provident Pioneer Partners, L.P., a Delaware limited partnership and the holder of all of the outstanding capital stock of Pioneer Transformers Ltd., pursuant to which Provident Pioneer Partners, L.P. transferred all of the issued and outstanding capital stock of Pioneer Transformers Ltd. to us in exchange for (i) 4,560,000 newly issued shares of our common stock and (ii) a five year warrant to purchase up to 200,000 shares of our common stock at an exercise price of $16.25 per share. These securities were offered and sold to Provident Pioneer Partners, L.P. in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Provident Pioneer Partners, L.P. qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the share exchange.

On December 2, 2009, we sold Genesis Capital Advisors LLC a five year warrant to purchase up to an aggregate of 200,000 shares of our common stock at an exercise price of $10.00 per share for aggregate gross proceeds of $10,000. This warrant was offered and sold to Genesis Capital Advisors LLC in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Genesis Capital Advisors LLC qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of this warrant purchase.

On April 26, 2010, we issued a five year warrant to a consultant to purchase up to an aggregate of 30,000 shares of common stock at an exercise price of $10.00 per share. This warrant was issued as consideration for the provision of certain consulting services to us. This warrant was offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. The holder represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same.

On April 30, 2010, we consummated the acquisition of Jefferson Electric, Inc., pursuant to which we issued an aggregate of 97,255 shares of our common stock to Thomas Klink, the sole stockholder of Jefferson Electric, Inc. prior to the merger. These shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Mr. Klink represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On April 30, 2010, we sold Thomas Klink a five year warrant for a price of $10,000 to purchase up to an aggregate of 200,000 shares of common stock at an exercise price of $16.25 per share. This warrant was offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Mr. Klink represented to us that he was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same.

On April 19, 2010, we issued four year warrants to our investor relations firm and its designees to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $16.25 per share. These warrants were issued as consideration for the provision of certain investor relations services to us pursuant to an investor relations agreement. These warrants were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Each of the recipients represented to us that it was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) and was acquiring the warrant and will acquire the underlying shares of common stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

On May 11, 2010, we issued an aggregate of 10,000 shares of our common stock to our investor relations investor relations firm and two of its designees. These shares were issued as consideration for the provision of certain investor relations services to us pursuant to an investor relations agreement. These shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. Each of the recipients represented to us that it was an accredited investor and that the shares are subject to a six month holding period.

Item 16. Ehibits and Financial Statement Schedules.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated April 30, 2010, by and among Pioneer Power Solutions, Inc., Jefferson Electric, Inc., Thomas Klink, and JEI Acquisition, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

3.1
Composite Certificate of Incorporation of Pioneer Power Solutions, Inc. (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on June 21, 2011).

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 2, 2009).
4.1
Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.2
Form of $10.00 Warrant (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.3
Form of $16.25 Warrant (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

4.4
Warrant to Purchase Common Stock, dated April 30, 2010, issued to Thomas Klink (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

4.5
Warrant to Purchase Common Stock, dated April 26, 2010 (Incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on June 1, 2010).

4.6
Form of Warrant to Purchase Common Stock, dated May 11, 2010, issued to investor relations firm and its designees (Incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on April 20, 2011).

5.1
Opinion of Haynes and Boone, LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 3 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on April 20, 2011).

10.1
Form of Director and Officer Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.2
Employment Agreement, dated December 2, 2009, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.3
Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.4
Form of 2009 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.5
Form of 2009 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.6
Collective Labor Agreement, dated November 26, 2010, by and between Pioneer Transformers Ltd. and United Steelworkers, Local Section 9414  (Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.7
Lease Amending Agreement, dated March 1, 2011, by and between Pioneer Transformers Ltd. and 1713277 Ontario Inc. (Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.8
License and Services Agreement, dated May 4, 2007, by and between Pioneer Transformers Ltd. and Oracle Corporation Canada Inc. (Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.9*
Agreement dated August 5, 2009, by and between Pioneer Transformers Ltd. and Toronto Hydro-Electric System Limited (Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.10
Commitment Letter, dated July 9, 2009, by and between Pioneer Transformers Ltd. and the Bank of Montreal (Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.11*
Agreement dated January 1, 2010, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company (Incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.12*
Agreement dated January 8, 2010, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company (Incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.13
Description of Consulting Services Provided by Nathan J. Mazurek to Pioneer Transformers Ltd. (Incorporated by reference to Exhibit 10.36 to Amendment No. 1 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on March 10, 2010).

10.14
Employment Agreement, dated April 30, 2010, by and between Jefferson Electric, Inc. and Thomas Klink (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.15
Voting Agreement, dated April 30, 2010, by and between Provident Pioneer Partners, L.P. and Thomas Klink (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.16
Lock-Up Agreement, dated April 30, 2010, by and among Thomas Klink, Pioneer Power Solutions, Inc. and Jefferson Electric, Inc. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.17
Purchase Agreement, dated April 30, 2010, by and between Thomas Klink and JE Mexican Holdings, Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.18
Warrant Purchase Agreement, dated April 30, 2010, by and between Pioneer Power Solutions, Inc. and Thomas Klink (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.19
Loan and Security Agreement, dated January 2, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.20
Amendment to Loan and Security Agreement, dated January 29, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.21
Second Amendment to Loan and Security Agreement, dated May 2, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.22
Third Amendment to Loan and Security Agreement, dated December 3, 2008, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.23
Forbearance Agreement and Fourth Amendment to Loan Agreement, dated August 28, 2009, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.24
First Amended and Restated Forbearance Agreement and Fourth Amendment to Loan Agreement, dated December 8, 2009, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.25
First Amendment to First Amended and Restated Forbearance Agreement and Fourth Amendment to Loan Agreement, dated March 31, 2010, by and among Johnson Bank, Jefferson Electric, Inc. Thomas Klink and Diane Klink (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.26
Fifth Amendment to Loan and Security Agreement, dated April 30, 2010, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 4, 2010).

10.27
Sixth Amendment to Loan and Security Agreement, dated November 24, 2010, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.28
Collective Bargaining Agreement Nexus Magneticos S. de R.L. de C.V., dated January 1, 2011 (Incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.29
Agreement for Authorized Sales Representatives, dated September 19, 2003, by and between Pioneer Transformers Ltd. and AESCO Associates Ltd. (Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.30
Agreement for Authorized Sales Representatives, dated May 11, 2006, by and between Pioneer Transformers Ltd. and Techno-Contact, Inc. (Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on December 7, 2009).

10.31
Agreement for Authorized Sales Representatives, dated January 1, 2010, by and between Pioneer Transformers Ltd. and CHAZ Sales Corp. (Incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2010).

10.32
Employment and Non-Competition Agreement, dated August 12, 2010, by and between Pioneer Power Solutions, Inc. and Andrew Minkow (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on August 18, 2010).

10.33
Commitment Letter, dated February 7, 2011, by and among Pioneer Transformers Ltd., Bernard Granby Realty Inc. and Bank of Montreal (Incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1 of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on April 20, 2011).

10.34
Share Purchase Agreement, dated May 13, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 19, 2011).

10.35
Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on May 31, 2011).

10.36
Letter Loan Agreement dated June 28, 2011 by and among Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd., Pioneer Wind Energy Systems Inc. and Bemag Transformer Inc. and Bank of Montreal (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on July 5, 2011).

10.37
Amendment Agreement, dated June 30, 2011, by and among Fiducie Familiale Mazoyer, Bon-Ange Inc., Gilles Mazoyer and 7834080 Canada Inc. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on July 5, 2011).

10.38
Equipment Purchase Agreement, dated July 1, 2011, by and among Vermont Transformer, Inc., GCEFF Inc., Gilles Mazoyer and 7834080 Canada Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on July 5, 2011).

10.39
Seventh Amendment to Loan and Security Agreement, dated October 31, 2011, by and between Jefferson Electric, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on November 21, 2011).

10.40
Guaranty Agreement, dated October 31, 2011, by and between Pioneer Power Solutions, Inc. and Johnson Bank (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission on November 21, 2011).

10.41
Contract Extension Agreements, Contract No. 4600017108 and 4600017040, dated March 6, 2012, by and between Pioneer Transformers Ltd. and Hydro-Quebec Utility Company (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

10.42
Employment Agreement, dated March 30, 2012, by and between Pioneer Power Solutions, Inc. and Nathan J. Mazurek (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

10.43
Employment Agreement, dated March 30, 2012, by and between Pioneer Power Solutions, Inc. and Andrew Minkow (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

10.44
Lease Agreement, dated July 1, 2011, by and between Gilles Mazoyer and Bemag Transformer Inc. (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

10.45
Collective Labor Agreement, dated June 3 2010, by and between Bemag Transformer Inc. and Syndicat Québécois des Employées et Employés de Service, Section Locale 298 (FTQ) (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

21.1
List of Subsidiaries (Incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Pioneer Power Solutions, Inc. filed with the Securities and Exchange Commission for the year ended December 31, 2011).

23.1**	Consent of RSM Richter Chamberland S.E.N.C.R.L./LLP.
23.2	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).

23.3**	Consent of Blain, Joyal, Charbonneau S.E.N.C.R.L.

101***
The following materials from this registration statement, formatted in XBRL (eXtensible Business Reporting Language), (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Earnings, (iii) Consolidated Statements of Cash Flows, (iv) Consolidated Statements of Shareholders’ Equity and Comprehensive Income and (v) the Notes to Consolidated Financial Statements.

 _______________
* Confidential treatment has been granted with respect to certain portions of this exhibit.
** Filed herewith.
*** Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey on April 17, 2012.

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nathan J. Mazurek	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 17, 2012
Nathan J. Mazurek

/s/ Andrew Minkow	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 17, 2012
Andrew Minkow

/s/ *	Director, President of Jefferson Electric, Inc.	April 17, 2012
Thomas Klink

/s/ *	Director	April 17, 2012
Yossi Cohn

/s/ *	Director	April 17, 2012
David J. Landes

/s/ *	Director	April 17, 2012
Ian Ross

/s/ *	Director	April 17, 2012
David Tesler

/s/ *	Director	April 17, 2012
Jonathan Tulkoff

* Signed by Nathan J. Mazurek as agent.